EXECUTION COPY

TASEKO MINES LTD.

U.S.$ 30,000,000 7.125 per cent. Convertible Notes due 2011

TRUST DEED

CONTENTS

CLAUSE **PAGE**

THIS TRUST DEED is made on 29 August 2006

BETWEEN:

(1) **TASEKO MINES LTD.** (the "**Issuer**"); and

(2) **THE LAW DEBENTURE TRUST CORPORATION P.L.C.** (the "**Trustee**", which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A) The Issuer has authorised the creation and issue of U.S.$ 30,000,000 in aggregate principal amount of 7.125 per cent. Convertible Notes due 2011 convertible into common shares, of no par value each, in the share capital of the Issuer (the "**Shares**") to be constituted in relation to this Trust Deed.

(B) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1. **DEFINITIONS AND INTERPRETATION**

1.1 **Definitions**

In this Trust Deed the following expressions have the following meanings:

"**Agency Agreement**" means the agreement appointing the initial Paying and Conversion Agents and any other agreement for the time being in force appointing Successor paying and conversion agents, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

"**Appointee**" means any delegate, agent, nominee or custodian appointed pursuant to the provisions of this Trust Deed;

"**Authorised Signatory**" means in relation to the Issuer, any one director or officer of the Issuer notified to the Trustee by any director as being an Authorised Signatory pursuant to Clause 5.19 (*Authorised Signatories*);

"**Clearstream, Luxembourg**" means Clearstream Banking, société anonyme;

"**Conditions**" means the terms and conditions to be endorsed on the Notes, in the form or substantially in the form set out in Part C of Schedule 2 and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Notes accordingly;

"**Couponholder**" means the holder of a Coupon;

"**Coupons**" means the bearer interest coupons in or substantially in the form set out in Part B of Schedule 2 appertaining to the Notes and for the time being outstanding or as

the context may require a specific number thereof and includes any replacement Coupons issued pursuant to Condition 40 (*Replacement of Notes and Coupons*);

"Euroclear" means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

"Event of Default" means any one of those circumstances described in Condition 10 (*Events of Default*);

"Extraordinary Resolution" has the meaning set out in Schedule 3 (*Provisions for Meeting of Noteholders*);

"Global Notes" means the Temporary Global Note and Permanent Global Note to be issued pursuant to Clause 3.1 (*Global Notes*);

"Liability" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

"Material Subsidiary" means any Subsidiary of the Issuer:

(i) whose total assets at the time of at least one of the three most recently published consolidated audited financial statements of the Issuer represent at least 10 per cent, of the consolidated total assets of the Issuer; or

(ii) whose revenues at the time of at least one of the three most recently published consolidated audited financial statements of the Issuer represent at least 10 per cent, of the consolidated total revenues of the Issuer,

provided that in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements for the purposes of the calculation above shall, until audited consolidated financial statements of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest consolidated financial statements of the Issuer adjusted in such manner as the Issuer shall consider appropriate to consolidate the latest audited accounts of such Subsidiary in such accounts; and a certificate signed by two directors of the Issuer that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any time or throughout any specified period a Material Subsidiary shall, in the absence of manifest or proven error, be conclusive and binding on all parties;

"Noteholder" and (in relation to a Note) **"holder"** means the bearer of a Note;

"Notes" means bearer notes in the denomination of U.S.$ 100,000 each comprising the U.S.$ 30,000,000 in aggregate principal amount of 7.125 per cent. Convertible Notes due 2011 constituted in relation to this Trust Deed in or substantially in the form set

out in Schedule 2, and for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Notes issued pursuant to Condition 40 (*Replacement of Notes and Coupons*) and (except for the purposes of Clauses 3.1 (*Global Notes*) and 3.3 (*Signature*)) each Global Note for so long as it has not been exchanged in accordance with the terms thereof;

"**outstanding**" means, in relation to the Notes, all the Notes other than:

(a) those which have been redeemed in accordance with this Trust Deed;

(b) those in respect of which Conversion Rights have been exercised and the obligations of the Issuer in relation thereto duly performed;

(c) those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to such date for redemption) have been duly paid to the Trustee or the Principal Paying and Conversion Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 44 (*Notices*)) and remain available for payment in accordance with the Conditions;

(d) those which have been purchased and surrendered for cancellation as provided in Condition 7(g) (*Redemption and Purchase - Cancellation*) and notice of the cancellation of which has been given to the Trustee;

(e) those in respect of which claims for principal which have become void under Condition 39 (*Prescription*);

(f) those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 40 (*Replacement of Notes and Coupons*);

(g) (for the purpose only of ascertaining the amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 40 (*Replacement of Notes and Coupons*);

provided that for each of the following purposes, namely:

(i) the right to attend and vote at any meeting of Noteholders;

(ii) the determination of how many and which Notes are for the time being outstanding for the purposes of Clauses 7.1 (*Legal Proceedings*) and 6.1 (*Waiver*), Condition 5 (*Negative Pledge and Debt Covenant*), Condition 7(c) (*Redemption and Purchase - Redemption at the option of the Issuer*), Condition 10 (*Events of Default*), Condition 42 (*Meetings of Noteholders;*

Modification and Waiver) and Condition 43 (*Enforcement*) and Schedule 3 (*Provision for Meeting of Noteholders*); and

(iii) any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the Noteholders or any of them;

those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer or any of its Subsidiaries) for the benefit of the Issuer or any of its Subsidiaries shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

"**Paying and Conversion Agents**" means the several institutions (including, where the context permits, the Principal Paying and Conversion Agent) at their respective Specified Offices initially appointed pursuant to the Agency Agreement and/or, if applicable, any Successor paying and conversion agents, at their respective Specified Offices;

"**Permanent Global Note**" means the Permanent Global Note to be issued pursuant to Clause 3.1 (*Global Notes*) in the form or substantially in the form set out in Part B of Schedule 1;

"**Potential Event of Default**" means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 10 (*Events of Default*) become an Event of Default;

"**Principal Paying and Conversion Agent**" means the institution at its Specified Office initially appointed as principal paying and conversion agent pursuant to the Agency Agreement or, if applicable, any Successor principal paying and conversion agent at its Specified Office;

"**Repay**" shall include "**redeem**" and vice versa and "**repaid**", "**repayable**", "**repayment**", "**redeemed**", "**redeemable**" and "**redemption**" shall be construed accordingly;

"**Specified Office**" means, in relation to any Paying and Conversion Agent, either the office identified with its name in the Conditions or any other office notified to any relevant parties pursuant to the Agency Agreement;

"**Subsidiary**" means, in relation to the Issuer at any particular time, any other Person:

(i) whose affairs and policies the Issuer controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of such Person or otherwise; or

(ii) whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the Issuer;

"Successor" means, in relation to the Paying and Conversion Agents, such other or further person, as may from time to time be appointed pursuant to the Agency Agreement as a Paying and Conversion Agent;

"Temporary Global Note" means the Temporary Global Note to be issued pursuant to Clause 3.1 (*Global Notes*) in the form or substantially in the form set out in Part A of Schedule 1;

"this Trust Deed" means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

"Trustee Acts" means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales; and

"Written Resolution" means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a meeting in accordance with the provisions of this Trust Deed whether contained in one document or several documents in like form, each signed by or on behalf of one or more such holders of the Notes.

1.2 **Principles of interpretation**

In this Trust Deed references to:

1.2.1 *Statutory modification*: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.2 *Tax*: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

1.2.3 *Enforcement of rights*: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

1.2.4 *Clauses and Schedules*: a Schedule or a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively;

1.2.5 *Principal*: principal shall, when applicable, include premium;

1.2.6 *Clearing systems*: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any

additional or alternative clearing system approved by the Issuer and the Trustee;

1.2.7 *Trust Corporation:* a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation; and

1.2.8 *Gender*: words denoting the masculine gender shall include the feminine gender also, words denoting persons only shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case *vice versa*.

1.3 **The Conditions**

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4 **Headings**

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5 **The Schedules**

The schedules are part of this Trust Deed and shall have effect accordingly.

2. **COVENANT TO REPAY**

2.1 **Covenant to Repay**

The Issuer covenants with the Trustee that it will, as and when the Notes or any of them become due to be redeemed or any principal on the Notes or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in U.S. dollars in New York City in immediately available freely transferable funds the principal amount of the Notes or any of them becoming due for redemption or repayment on that date and shall (subject to the provisions of the Conditions) until all such payments (both before and after judgment or other order) are duly made unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount of the Notes or any of them outstanding from time to time as set out in the Conditions *provided that*:

2.1.1 every payment of principal or interest in respect of the Notes or any of them made to the Principal Paying and Conversion Agent in the manner provided in the Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the Noteholders or Couponholders (as the case may be) in accordance with the Conditions;

2.1.2 if any payment of principal or interest in respect of the Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the Noteholders or, if earlier, the seventh day after notice has been given to the Noteholders or Couponholders (as the case may be) in accordance with the Conditions that the full amount has been received by the Principal Paying and Conversion Agent or the Trustee except, in the case of payment to the Principal Paying and Conversion Agent, to the extent that there is failure in the subsequent payment to the Noteholders or Couponholders (as the case may be) under the Conditions; and

2.1.3 in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation (if so provided for in the Conditions) of the Note, interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the Noteholders or, if earlier, the seventh day after which notice is given to the Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the Noteholders provided that on further due presentation thereof (if so provided for in the Conditions) such payment is in fact made.

The Trustee will hold the benefit of this covenant and the covenant in Clause 4 (*Covenant to comply with Trust Deed and Schedules*) on trust for the Noteholders and Couponholders.

2.2 **Following an Event of Default**

At any time after any Event of Default or Potential Event of Default shall have occurred, the Trustee may:

2.2.1 by notice in writing to the Issuer, the Principal Paying and Conversion Agent and the other Paying and Conversion Agents require the Principal Paying and Conversion Agent and the other Paying and Conversion Agents or any of them:

(a) to act thereafter, until otherwise instructed by the Trustee, as Paying and Conversion Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying and Conversion Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; and/or

(b) to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice *provided that* such notice shall be deemed not to apply to any document or record which the relevant Paying and Conversion Agent is obliged not to release by any law or regulation; and

2.2.2 by notice in writing to the Issuer require the Issuer to make all subsequent payments in respect of Notes and Coupons to or to the order of the Trustee and with effect from the issue of any such notice until such notice is withdrawn, sub-clause 2.1.1 and (so far as it concerns payments by the Issuer) Clause 8.4 (*Payment to Noteholders and Couponholders*) shall cease to have effect.

3. THE NOTES

3.1 Global Notes

3.1.1 The Notes will initially be represented by the Temporary Global Note in the principal amount of U.S.$ 30,000,000. Interests in the Temporary Global Note shall be exchangeable, in accordance with its terms, for interests in the Permanent Global Note.

3.1.2 The Permanent Global Note shall be exchangeable, in accordance with its terms, for Notes in definitive form.

3.2 The definitive Notes

The definitive Notes and the Coupons will be security printed in accordance with applicable legal requirements substantially in the forms set out in Part A of Schedule 2. The Notes will be endorsed with the Conditions.

3.3 Signature

The Global Notes, the Notes and the Coupons will be signed manually or in facsimile by a duly authorised person designated by the Issuer and, in the case of the Global Notes and the Notes will be authenticated manually by or on behalf of the Principal Paying and Conversion Agent. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a duly authorised person even if at the time of issue of any Notes and/or Coupons he no longer holds that office. Notes and Coupons so executed and authenticated will be binding and valid obligations of the Issuer.

3.4 Entitlement to treat holder as owner

The Issuer, the Trustee and any Paying and Conversion Agent may deem and treat the holder of any Note and any Coupon appertaining to the relevant Note as the absolute owner of such Note or such Coupon as the case may be (whether or not such Note or such Coupon shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note or Coupon) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Trustee and the Paying and Conversion Agents shall not

be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes and Coupons.

4. **COVENANT TO COMPLY WITH TRUST DEED AND SCHEDULES**

The Issuer hereby covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Noteholders and the Couponholders and all persons claiming through or under them respectively.

5. **COVENANTS BY THE ISSUER**

The Issuer hereby covenants with the Trustee that, so long as any of the Notes remain outstanding, it will:

5.1 **Books of account**

At all times keep and procure that all its Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer to be prepared and allow the Trustee and any person appointed by it free access to the same at all reasonable times and to discuss the same with responsible officers of the Issuer;

5.2 **Event of Default**

Give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default or Potential Event of Default and without waiting for the Trustee to take any further action;

5.3 **Certificate of Compliance**

Provide to the Trustee within 10 days of any request by the Trustee and at the time of the despatch to the Trustee of its annual balance sheet and profit and loss account, and in any event not later than 180 days after the end of its financial year, a certificate in the form of or substantially in the form as set out in Schedule 4, signed by two directors of the Issuer certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the "**Certified Date**") the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Potential Event of Default or other matter which would affect the Issuer's ability to perform its obligations under this Trust Deed or (if such is not the case) specifying the same;

5.4 **Accounts in relation to Material Subsidiaries**

Ensure that such accounts are prepared as may be necessary to determine which subsidiaries are Material Subsidiaries and give to the Trustee at the time of issue of

every audited consolidated balance sheet of the Issuer and at any other time upon the request of the Trustee a certificate or report by two directors of the Issuer or other person duly authorised on its behalf specifying the Material Subsidiaries at the date of such balance sheet or request;

5.5 **Certificate relating to Material Subsidiaries**

Give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Material Subsidiary, a certificate by two directors of the Issuer or other person duly authorised on its behalf to such effect;

5.6 **Certificate relating to listed Material Subsidiaries**

Provide to the Trustee at the time of issue of every audited consolidated balance sheet of the Issuer and at any other time upon the request of the Trustee a certificate signed by two directors specifying the Material Subsidiaries the ordinary or common shares of which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system for the purposes of Condition 5 (*Negative Pledge and Debt Covenant*) at the date of such balance sheet or request;

5.7 **Financial Statements**

Send to the Trustee and to the Principal Paying and Conversion Agent (if the same are produced) as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies of the Issuer's annual balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or holders of debentures or creditors (or any class of them) of the Issuer in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof and procure that the same are made available for inspection by Noteholders at the Specified Offices of the Paying and Conversion Agents as soon as practicable thereafter;

5.8 **Information**

So far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall require and in such form as it shall require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 5.3 (*Certificate of Compliance*) for the performance of its functions;

5.9 **Notes held by Issuer**

Send to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the Issuer (signed on its behalf by two Authorised Signatories) setting out the total number of Notes which at the date of such certificate are held by or for the benefit of the Issuer or any Subsidiary;

5.10 **Execution of further Documents**

So far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

5.11 **Notices to Noteholders**

Send or procure to be sent to the Trustee not less than three days prior to the date of publication, for the Trustee's approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

5.12 **Notification of non-payment**

Use its best endeavours to procure that the Principal Paying and Conversion Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or any of them or any of the Coupons, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons;

5.13 **Notification of late payment**

In the event of the unconditional payment to the Principal Paying and Conversion Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the Coupons being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;

5.14 **Notification of redemption or repayment**

Not less than the number of days specified in the relevant Condition prior to the redemption or repayment date in respect of any Note, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions;

5.15 **Optional redemption**

If the Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Condition 7(c) (*Redemption and Purchase - Redemption at the option of the Issuer*) the Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Condition;

5.16 **Obligations of Paying and Conversion Agents**

Observe and comply with its obligations and use all reasonable endeavours to procure that the Paying and Conversion Agents observe and comply with all their obligations under the Agency Agreement and notify the Trustee immediately it becomes aware of any material breach of such obligations, or failure by a Paying and Conversion Agent to comply with such obligations, in relation to the Notes or Coupons;

5.17 **Listing of the Shares**

At all times use all reasonable endeavours to maintain the listing of the Shares on the Relevant Exchange or, if it is unable to do so having used all reasonable endeavours or

if the maintenance of such listing is agreed by the Trustee to be unduly burdensome or impractical, use all reasonable endeavours to procure and maintain as aforesaid the admission to listing, trading and/or quotation for the Shares by such other listing authorities, stock exchanges and/or quotation systems as it may (with the approval of the Trustee) decide and shall be responsible for any fees incurred in connection therewith;

5.18 **Listing of Shares issued upon conversion**

At all times use all reasonable endeavours to procure and maintain a listing on the Relevant Exchange (and/or such other listing authorities, stock exchanges and/or quotation systems by which the Shares are then admitted to listing, trading and/or quotation) of any Shares issued upon conversion of the Notes in accordance with the Conditions;

5.19 **Authorised Signatories**

Upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying and Conversion Agent) a list of the Authorised Signatories of the Issuer together with certified specimen signatures of the same;

5.20 **Payments**

Pay moneys payable by it to the Trustee in respect of its fees, costs and expenses and payments in respect of any indemnity hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee in respect of its fees, costs and expenses and payments in respect of any indemnity hereunder;

5.21 **Notice of the end of the Conversion Period**

On giving notice to redeem the Notes pursuant to Condition 7(c) (*Redemption and Purchase - Redemption at the option of the Issuer*) and six weeks prior to the final expiry of the Conversion Period (assuming no early redemption of the Notes) give notice to the Noteholders in accordance with the Conditions reminding Noteholders of the Conversion Right then arising or current and stating the then current Conversion Price;

5.22 **Notice of Conversion Price adjustment**

As soon as practicable after the happening of any event as a result of which the Conversion Price will be adjusted pursuant to this Trust Deed and the Conditions, give notice to the Trustee and the Noteholders in accordance with the Conditions advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date; and

5.23 **Directors' Certificate**

Upon the happening of an event as a result of which the Conversion Price will be adjusted pursuant to this Trust Deed and the Conditions as soon as reasonably practicable deliver to the Trustee a certificate signed by two directors of the Issuer, on behalf of the Issuer, setting forth brief particulars of the event, and the adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Trustee may reasonably require.

6. AMENDMENTS

6.1 **Waiver**

The Trustee may, without any consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach of any of the covenants or provisions contained in this Trust Deed or the Notes or Coupons or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders, the Couponholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Condition relating thereto; *provided that* the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in the Conditions.

6.2 **Modifications**

The Trustee may from time to time and at any time without any consent or sanction of the Noteholders or Couponholders concur with the Issuer in making:

6.2.1 any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in the Conditions or any provision of this Trust Deed referred to in that specification or in respect of an amendment to the Debt Ratio pursuant to Condition 5 (*Negative Pledge and Debt Covenant*)) or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders; or

6.2.2 any modification to this Trust Deed or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error.

Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

7. ENFORCEMENT

7.1 Legal Proceedings

The Trustee may at any time, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings unless:

7.1.1 it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter in principal amount of the outstanding Notes; and

7.1.2 it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders or Couponholders.

Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

7.2 Evidence of Default

If the Trustee (or any Noteholder or Couponholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding-up or insolvency of the Issuer under this Trust Deed or under the Notes, proof therein that:

7.2.1 as regards any specified Note the Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due; and

7.2.2 as regards any specified Coupon the Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Coupons in respect of which a corresponding payment is then due,

and for the purposes of sub-clauses 7.2.1 and 7.2.2, a payment shall be a "corresponding" payment notwithstanding that it is due in respect of a Note of a

different denomination from that in respect of the above specified Note or specified Coupon.

8. APPLICATION OF MONEYS

8.1 Application of Moneys

All moneys received by the Trustee in respect of the Notes or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the Issuer (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 8.2 (*Investment of Moneys*):

8.1.1 first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee);

8.1.2 secondly, in or towards payment *pari passu* and rateably of all arrears of interest remaining unpaid in respect of the Notes and all principal moneys due on or in respect of the Notes; and

8.1.3 thirdly, the balance (if any) in payment to the Issuer.

8.2 Investment of Moneys

If the amount of the moneys at any time available for payment of principal and interest in respect of the Notes under Clause 8.1 (*Application of Moneys*) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner aforesaid.

8.3 Authorised Investments

Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such investments

or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

8.4 **Payment to Noteholders and Couponholders**

The Trustee shall give notice to the Noteholders in accordance with the Conditions of the date fixed for any payment under Clause 8.1 (*Application of Moneys*). Any payment to be made in respect of the Notes or the Coupons by the Issuer or the Trustee may be made in the manner provided in the Conditions, the Agency Agreement and this Trust Deed and any payment so made shall be a good discharge to the extent of such payment, by the Issuer or the Trustee, as the case may be. Any payment in full of interest made in respect of a Coupon in the manner aforesaid shall extinguish any claim of a Noteholder which may arise directly or indirectly in respect of such interest.

8.5 **Production of Notes and Coupons**

Upon any payment under Clause 8.4 (*Payment to Noteholders and Couponholders*) of principal or interest, the Note or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying and Conversion Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, enface or cause such Paying and Conversion Agent to enface a memorandum of the amount and date of payment thereon or, in the case of payment in full, shall cause such Note or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

8.6 **Noteholders to be treated as holding all Coupons**

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Note of which he is the holder.

9. **TERMS OF APPOINTMENT**

By way of supplement to the Trustee Acts, it is expressly declared as follows:

9.1 **Reliance on Information**

9.1.1 *Advice*: The Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer any Subsidiary or any Paying and Conversion Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or

information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

9.1.2 *Certificate of directors:* the Trustee may call for and shall be at liberty to accept a certificate signed by two directors of the Issuer or other person duly authorised on its behalf as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof including for the purposes of Clause 5.4 (*Accounts in relation to Material Subsidiaries*) and Clause 5.6 (*Certificate relating to listed Material Subsidiaries*) above and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

9.1.3 *Resolution or direction of Noteholders*: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders and Couponholders;

9.1.4 *Reliance on certification of clearing system*: the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Noteholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter;

9.1.5 *Noteholders as a class*: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

9.1.6 *Trustee not responsible for investigations*: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality,

effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

9.1.7 *No Liability as a result of the delivery of a certificate*: the Trustee shall have no Liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by the Issuer, any Noteholder, Couponholder or any other person as a result of the delivery by the Trustee to the Issuer of a certificate as to material prejudice pursuant to Condition 10 (*Events of Default*) on the basis of an opinion formed by it in good faith;

9.1.8 *No obligation to monitor*: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or Coupons or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

9.1.9 *Notes held by the Issuer*: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 5.9 (*Notes held by Issuer*), that no Notes are for the time being held by or for the benefit of the Issuer or its Subsidiaries;

9.1.10 *Forged Notes*: the Trustee shall not be liable to the Issuer or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon as such and subsequently found to be forged or not authentic;

9.1.11 *Events of Default*: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Potential Event of Default has happened and that the Issuer is observing and performing all the obligations contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable; and

9.1.12 *The Shares:* The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of any Shares or of any other securities or cash, which may at any time be made available or delivered upon the exercise of any Conversion Right; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Shares or to make any payment upon the exercise of any Conversion Right.

9.2 **Trustee's powers and duties**

9.2.1 *Trustee's determination*: The Trustee may determine whether or not a default in the performance by the Issuer of any obligation under the provisions of this Trust Deed or contained in the Notes or Coupons is capable of remedy and/or materially prejudicial to the interests of the Noteholders and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Noteholders, such certificate shall be conclusive and binding upon the Issuer and the Noteholders and Couponholders;

9.2.2 *Determination of questions*: the Trustee as between itself and the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders;

9.2.3 *Trustee's discretion*: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing. Without limiting the general statement above, the Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of England. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power;

9.2.4 *Trustee's consent*: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

9.2.5 *Conversion of currency*: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to

another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion as relevant and any rate, method and date so specified shall be binding on the Issuer, the Noteholders and the Couponholders;

9.2.6 *Application of proceeds*: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or any Permanent Global Note for definitive Notes or the delivery of any Note or Coupon to the persons entitled to them;

9.2.7 *Error of judgment*: the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

9.2.8 *Agents*: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

9.2.9 *Delegation*: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

9.2.10 *Custodians and nominees:* the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created

hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer; and

9.2.11 *Confidential information*: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder confidential information or other information made available to the Trustee by the Issuer in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

9.3 **Financial matters**

9.3.1 *Professional charges*: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

9.3.2 *Expenditure by the Trustee*: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

9.3.3 *Trustee may enter into financial transactions with the Issuer*: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders or the Issuer or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such

director or officer shall also be at liberty to retain the same for its or his own benefit.

9.4 **Disapplication**

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

9.5 **Trustee Liability**

Subject to Section 192 of the Companies Act 1985 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Notes or the Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Notes or the Agency Agreement save in relation to its own gross negligence, wilful default or fraud.

10. **COSTS AND EXPENSES**

10.1 **Remuneration**

10.1.1 *Normal Remuneration*: The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying and Conversion Agent or the Trustee, *provided that* if upon due presentation (if required pursuant to the Conditions) of any Note Certificate or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue for so long as any Note remains outstanding;

10.1.2 *Extra Remuneration*: In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agrees to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them;

10.1.3 *Value added tax*: The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed;

10.1.4 *Failure to agree*: In the event of the Trustee and the Issuer failing to agree:

(a) (in a case to which sub-clause 10.1.1 (*Normal Remuneration*) applies) upon the amount of the remuneration; or

(b) (in a case to which sub-clause 10.1.2 (*Extra Remuneration*) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration,

such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the properly incurred expenses involved in such nomination and the fees of such person being payable by the Issuer) and the determination of any such person shall be final and binding upon the Trustee and the Issuer;

10.1.5 *Expenses*: The Issuer shall also pay or discharge all costs, charges and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed;

10.1.6 *Indemnity*: The Issuer shall indemnify the Trustee:

(a) in respect of all liabilities and expenses incurred by it or by any Appointee or other person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Trust Deed; and

(b) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this Trust Deed *provided that* it is expressly stated that Clause 9.5 (*Trustee Liability*) shall apply in relation to these provisions;

10.1.7 *Payment of amounts due*: All amounts due and payable pursuant to sub-clauses 10.1.5 (*Expenses*) and 10.1.6 (*Indemnity*) shall be payable by the Issuer on the date specified in a demand by the Trustee; the rate of interest applicable to such payments shall be three per cent. per annum above the base rate from time to time of National Westminster Bank PLC and interest shall accrue:

(a) in the case of payments made by the Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand;

(b) in the case of payments made by the Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.

All remuneration payable to the Trustee shall carry interest at the rate specified in this sub-clause 10.1.7 (*Payment of amounts due*) from the due date thereof; and

10.1.8 *Discharges*: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 10.1 (*Remuneration*) shall continue in full force and effect notwithstanding such discharge.

10.2 **Stamp duties**

The Issuer will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable on (a) the constitution and issue of the Notes and Coupons, (b) the initial delivery of the Notes (c) any action taken by the Trustee (or any Noteholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (d) the execution of this Trust Deed. If the Trustee (or any Noteholder or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Notes are taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

10.3 **Exchange rate indemnity**

10.3.1 *Currency of Account and Payment*: United States dollars or, in relation to Clause 10.1 (*Remuneration*), pounds sterling (the "**Contractual Currency**") is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Notes and the Coupons, including damages;

10.3.2 *Extent of Discharge*: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

10.3.3 *Indemnity*: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes or the Coupons, the Issuer will indemnify it against any Liability sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

10.4 **Indemnities separate**

The indemnities in this Trust Deed constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes and/or the Coupons or any other judgment or order. Any such Liability as referred to in sub-clause 10.3.3 (*Indemnity*) shall be deemed to constitute a Liability suffered by the Trustee, the Noteholders and Couponholders and no proof or evidence of any actual Liability shall be required by the Issuer or its liquidator or liquidators.

11. **APPOINTMENT AND RETIREMENT**

11.1 **Appointment of Trustees**

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Paying and Conversion Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.

11.2 **Co-trustees**

Notwithstanding the provisions of Clause 11.1 (*Appointment of Trustees*), the Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Noteholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

11.2.1 if the Trustee considers such appointment to be in the interests of the Noteholders; or

11.2.2 for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

11.2.3 for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

11.3 **Attorneys**

The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.

11.4 **Retirement of Trustees**

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months' notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 11.4 (*Retirement of Trustees*), the Trustee shall be entitled to procure forthwith a new trustee.

11.5 **Competence of a majority of Trustees**

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

11.6 **Powers additional**

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes or Coupons.

11.7 **Merger**

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

12. NOTICES

12.1 Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter or fax) and shall be sent as follows:

12.1.1 *Issuer*: If to the Issuer, to it at:

Taseko Mines Ltd.
Suite 1020
800 West Pender Street
Vancouver V6C 2V6
Canada

Fax: +1 604 684 8092
Attention: Trevor Thomas

12.1.2 *Trustee*: if to the Trustee, to it at:

The Law Debenture Trust Corporation p.l.c.
Fifth Floor
100 Wood Street
London EC2V 7EX

Fax: +44 (0)20 7606 0643
Attention: The Manager, Commercial Trusts

12.2 Effectiveness

Every notice or other communication sent in accordance with Clause 12.1 (*Addresses for notices*) shall be effective as follows:

12.2.1 if sent by letter it shall be deemed to have been delivered 7 days after the time of despatch; and

12.2.2 if sent by fax it shall be deemed to have been delivered at the time of despatch

provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

12.3 No Notice to Couponholders

Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 44 (*Notices*).

13. LAW AND JURISDICTION

13.1 Governing law

This Trust Deed and the Notes and all matters arising from or connected with them are governed by, and shall be construed in accordance with, English law.

13.2 **English courts**

The courts of England have exclusive jurisdiction to settle any dispute (a "**Dispute**"), arising from or connected with this Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of this Trust Deed or the Notes) or the consequences of their nullity.

13.3 **Appropriate forum**

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

13.4 **Rights of the Trustee and Noteholders to take proceedings outside England**

Clause 13.2 (*English courts*) is for the benefit of the Trustee and the Noteholders only. As a result, nothing in this Clause 13 (*Law and jurisdiction*) prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute ("**Proceedings**") in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

13.5 **Process agent**

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited, Fifth Floor, 100 Wood Street, London EC2V 7EX or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the Trustee, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such a person by written notice addressed to the Issuer. Nothing in this paragraph shall affect the right of the Trustee or any of the Noteholders to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

14. SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

15. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

16. COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

Part A

Form of Temporary Global Note

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES NOR THE SECURITIES INTO WHICH THEY ARE CONVERTIBLE IN CANADA BEFORE 30 DECEMBER 2006

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

TASEKO MINES LTD.

(incorporated with limited liability under the laws of the Province of British Columbia, Canada under the Business Corporations Act (BC))

U.S.$ 30,000,000

7.125 per cent. Convertible Notes due 2011

TEMPORARY GLOBAL NOTE

1. **INTRODUCTION**

This Temporary Global Note is issued in respect of the U.S.$ 30,000,000 in aggregate principal amount of 7.125 per cent. Convertible Notes due 2011 (the "**Notes**") of Taseko Mines Ltd. (the "**Issuer**"). The Notes are subject to, and have the benefit of, a trust deed dated 29 August 2006 (as amended or supplemented from time to time, the "**Trust Deed**") between the Issuer and The Law Debenture Trust Corporation p.l.c. (the "**Trustee**", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying and conversion agency agreement dated 29 August 2006 (as amended or supplemented from time to time, the "**Agency Agreement**") and made between the Issuer, Citibank N.A. as principal paying and conversion agent (the "**Principal Paying and Conversion Agent**", which expression includes any successor principal paying and conversion agent appointed from time to time in connection with the Notes), the other paying and conversion agents named therein (together with the Principal Paying Conversion Agent, the "**Paying and Conversion Agents**", which expression includes any successor or additional paying and conversion agents appointed from time to time in connection with the Notes) and the Trustee.

2. **REFERENCES TO CONDITIONS**

Any reference herein to the "**Conditions**" is to the terms and conditions of the Notes scheduled to the Trust Deed and any reference to a numbered "**Condition**" is to the

correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Note.

3. **PROMISE TO PAY**

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note the principal sum of

U.S.$ 30,000,000
(THIRTY MILLION U.S. DOLLARS)

on 29 August 2011 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; *provided, however, that* such interest shall be payable only:

3.1 in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank S.A./N.V. as operator of the Euroclear System ("**Euroclear**") and/or Clearstream Banking, société anonyme, Luxembourg ("**Clearstream, Luxembourg**") dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (*Form of Euroclear/Clearstream, Luxembourg Certification*) hereto is/are delivered to the Specified Office (as defined in the Conditions) of the Principal Paying and Conversion Agent; or

3.2 in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.

4. **NEGOTIABILITY**

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

5. **EXCHANGE**

On or after the day following the expiry of 40 days after the date of issue of this Global Note (the "**Exchange Date**"), the Issuer shall procure (in the case of first exchange) the delivery of a permanent global note (the "**Permanent Global Note**") in substantially the form set out in Part B of Schedule 1 (*Form of Permanent Global Note*) to the Trust Deed to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

5.1 presentation and (in the case of final exchange) surrender of this Global Note at the specified office of the Principal Paying and Conversion Agent; and

5.2 receipt by the Principal Paying and Conversion Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (*Form of Euroclear/Clearstream, Luxembourg Certification*) hereto.

The principal amount of the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and received by the Principal Paying and Conversion Agent; *provided, however, that* in no circumstances shall the principal amount of the Permanent Global Note exceed the initial principal amount of this Temporary Global Note.

6. WRITING DOWN

On each occasion on which:

6.1 the Permanent Global Note is delivered or the principal amount thereof is increased in accordance with its terms in exchange for a further portion of this Global Note; or

6.2 Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 7(g) (*Redemption and Purchase - Cancellation*),

the Issuer shall procure that (a) the principal amount of the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (b) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof *less* the aggregate of the amounts referred to in (a) above) are noted in Schedule 1 (*Payments, Exchange for Permanent Global Note and Cancellation of Notes*) hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so noted.

7. PAYMENTS

All payments in respect of this Temporary Global Note shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Temporary Global Note at the Specified Office of any Paying and conversion agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On each occasion on which a payment of interest is made in respect of this Temporary Global Note, the Issuer shall procure that the same is noted in Schedule 1 (*Payments, Exchange for Permanent Global Note and Cancellation of Notes*) hereto.

8. CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be

entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Notes in definitive form in substantially the form set out in Part A of Schedule 2 (*Form of Definitive Note*) to the Trust Deed and the related interest coupons in the denomination of U.S.$ 100,000 and in an aggregate principal amount equal to the principal amount of this Global Note.

9. **NOTICES**

Notwithstanding Condition 44 (*Notices*), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 44 (*Notices*) on the date of delivery to Euroclear and Clearstream, Luxembourg.

10. **CONVERSION RIGHTS**

The Conversion Rights in respect of the Notes will be exercisable during the Conversion Period by presentation of Temporary Global Note or (as the case may be) the Permanent Global Note to or to the order of the Principal Paying and Conversion Agent for notation of exercise of the relevant Conversion Rights together with one or more duly completed Conversion Notices.

11. **AUTHENTICATION**

This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank N.A. as principal paying and conversion agent.

12. **GOVERNING LAW**

This Temporary Global Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

TASEKO MINES LTD.

By: ....
[*manual or facsimile signature*]
(*duly authorised*)

ISSUED on [*issue date*]
AUTHENTICATED for and on behalf of
CITIBANK N.A.
as principal paying and conversion agent
without recourse, warranty or liability

By: ....
[*manual signature*]
(*duly authorised*)

Schedule 1

Payments, Exchange For Permanent Global Note And Cancellation Of Notes

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

Schedule 2

Form Of Accountholder's Certification

TASEKO MINES LTD.

(incorporated with limited liability under the laws of the Province of British Columbia, Canada under the Business Corporations Act (BC))

U.S.$ 30,000,000

7.125 per cent. Convertible Notes due 2011

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, or any estate or any trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust the income of which is subject to United States Federal income taxation regardless of its source ("**United States persons**"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("**financial institutions**") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "**United States**" means the United States of America (including the States and the District of Columbia); and its "**possessions**" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to U.S.$ [•] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand

exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [ ]

[name of account holder]
as, or as agent for,
the beneficial owner(s) of the Securities
to which this certificate relates.

By: ....

Authorised signatory

Schedule 3

Form Of Euroclear/Clearstream, Luxembourg Certification

TASEKO MINES LTD.

(incorporated with limited liability under the laws of the Province of British Columbia, Canada under the Business Corporations Act (BC))

U.S.$ 30,000,000

7.125 per cent. Convertible Notes due 2011

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "**Member Organisations**") substantially to the effect set forth in Schedule 2 to the temporary global note issued in respect of the securities, as of the date hereof, U.S.$ [•] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, or any estate the income of which is subject to United States Federal income taxation regardless of its source or any trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust ("**United States persons**"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("**financial institutions**") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [ ]

Euroclear Bank S.A./N.V.
as operator of the Euroclear System

or

Clearstream Banking, société anonyme, Luxembourg

By: ....

Authorised signatory

Schedule 4

Terms And Conditions Of The Notes

Part B

Form of Permanent Global Note

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES NOR THE SECURITIES INTO WHICH THEY ARE CONVERTIBLE IN CANADA BEFORE 30 DECEMBER 2006.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

TASEKO MINES LTD.

(incorporated with limited liability under the laws of the Province of British Columbia, Canada under the Business Corporations Act (BC))

U.S.$ 30,000,000

7.125 per cent. Convertible Notes due 2011

PERMANENT GLOBAL NOTE

1. **INTRODUCTION**

This Global Note is issued in respect of the U.S.$ 30,000,000 in aggregate principal amount of 7.125 per cent. Convertible Notes due 2011 (the "**Notes**") of Taseko Mines Ltd. (the "**Issuer**"). The Notes are subject to, and have the benefit of, a trust deed dated 29 August 2006 (as amended or supplemented from time to time, the "**Trust Deed**") between the Issuer and The Law Debenture Trust Corporation p.l.c. (the "**Trustee**", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying and conversion agency agreement dated 29 August 2006 (as amended or supplemented from time to time, the "**Agency Agreement**") and made between the Issuer, Citibank N.A. as principal paying and conversion agent (the "**Principal Paying and Conversion Agent**", which expression includes any successor principal paying and conversion agent appointed from time to time in connection with the Notes), the other paying and conversion agents named therein (together with the Principal Paying and Conversion Agent, the "**Paying and Conversion Agents**", which expression includes any successor or additional paying and conversion agents appointed from time to time in connection with the Notes) and the Trustee.

2. **REFERENCES TO CONDITIONS**

Any reference herein to the "**Conditions**" is to the terms and conditions of the Notes set out in Schedule 2 (*Terms and Conditions of the Notes*) hereto and any reference to a numbered "**Condition**" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

3. **PROMISE TO PAY**

The Issuer, for value received, promises to pay to the bearer of this Global Note the principal sum of

U.S.$ 30,000,000
(THIRTY MILLION U.S. DOLLARS)

on 29 August 2011 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

4. **NEGOTIABILITY**

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

5. **EXCHANGE**

This Global Note will be exchanged, in whole but not in part only, for Notes in definitive form ("**Definitive Notes**") in substantially the form set out in Part A of Schedule 2 (*Form of Definitive Note*) to the Trust Deed if either of the following events (each, an "**Exchange Event**") occurs:

(a) Euroclear Bank S.A./N.V. as operator of the Euroclear System ("**Euroclear**") or Clearstream Banking, société anonyme, Luxembourg ("**Clearstream, Luxembourg**") is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b) any of the circumstances described in Condition 10 (*Events of Default*) occurs.

6. **DELIVERY OF DEFINITIVE NOTES**

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery of such Definitive Notes, duly authenticated and with interest coupons ("**Coupons**") attached, in an aggregate principal amount equal to the principal amount of this Global Note to the bearer of this Global Note against the surrender of this Global Note at the Specified Office (as defined in the Conditions) of the Principal Paying and Conversion Agent within 30 days of the occurrence of the relevant Exchange Event.

8. **WRITING DOWN**

On each occasion on which:

(a) a payment of principal is made in respect of this Global Note;

(b) Definitive Notes are delivered; or

(c) Notes represented by this Global Note are to be cancelled in accordance with Condition 7(g) (*Redemption and Purchase - Cancellation*),

the Issuer shall procure that (i) the amount of such payment and the aggregate principal amount of such Notes and (ii) the remaining principal amount of this Global Note (which shall be the previous principal amount hereof *less* the aggregate of the amounts referred to in (i) above) are noted in Schedule 1 (*Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes*) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so noted.

9. **WRITING UP**

If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then, if at any time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of this Global Note (which shall be the previous principal amount hereof *plus* the amount of such further portion) is noted in Schedule 1 (*Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes*) hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so noted.

10. **PAYMENTS**

All payments in respect of this Global Note shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Global Note at the specified office of any Paying and Conversion Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On each occasion on which a payment of interest is made in respect of this Global Note, the Issuer shall procure that the same is noted in Schedule 1 (*Payments, Exchanges against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes*) hereto.

11. **CONDITIONS APPLY**

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the holder of Definitive Notes and the related Coupons in the denomination of U.S.$ 100,000 and in an aggregate principal amount equal to the principal amount of this Global Note.

12. **EXERCISE OF PUT OPTION**

In order to exercise the option contained in Condition 7(b) (*Redemption and Purchase - Redemption at the option of Noteholders*) (the "**Put Option**"), the bearer of this Global Note must, within the period specified in the Conditions for the deposit of the relevant Note Certificate and put option notice, give written notice of such exercise to the Principal Paying and Conversion Agent specifying the principal amount of Notes in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

13. **EXERCISE OF CALL OPTION**

In connection with an exercise of the option contained in Condition 7(c) (*Redemption and Purchase - Redemption at the option of the Issuer*) in relation to some only of the Notes, this Global Note may be redeemed in part in the principal amount specified by the Issuer in accordance with the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions.

14. **NOTICES**

Notwithstanding Condition 44 (*Notices*), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and a temporary global note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 44 (*Notices*) on the date of delivery to Euroclear and Clearstream, Luxembourg.

15. **CONVERSION RIGHTS**

The Conversion Rights in respect of the Notes will be exercisable during the Conversion Period by presentation of Temporary Global Note or (as the case may be) the Permanent Global Note to or to the order of the Principal Paying and Conversion Agent for notation of exercise of the relevant Conversion Rights together with one or more duly completed Conversion Notices.

16. **AUTHENTICATION**

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank N.A. as principal paying and conversion agent.

17. **GOVERNING LAW**

This Global Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

AS WITNESS the [manual/facsimile] signature of a duly authorised person on behalf of the Issuer.

TASEKO MINES LTD.

By: ....
[*manual or facsimile signature*]
(duly authorised)

ISSUED as of [*issue date*]

AUTHENTICATED for and on behalf of
CITIBANK N.A.
as principal paying and conversion agent
without recourse, warranty or liability

By: ....
[manual signature]
(duly authorised)

Schedule 1

Payments, Exchanges Against Temporary Global Note, Delivery Of Definitive Notes And Cancellation Of Notes

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Note	Authorised signature

Schedule 2

Terms and Conditions of the Notes

SCHEDULE 2

Part A

Form of Definitive Note

[On the face of the Note:]

U.S.$ 100,000

[*If issued prior to 30 December 2006, the following legend will be endorsed*: UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THESE SECURITIES NOR THE SECURITIES INTO WHICH THEY ARE CONVERTIBLE IN CANADA BEFORE 30 DECEMBER 2006.]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

TASEKO MINES LTD.

(incorporated with limited liability under the laws of the Province of British Columbia, Canada under the Business Corporations Act (BC))

U.S.$ 30,000,000

7.125 per cent. Convertible Notes due 2011

This Note is one of a series of notes (the "**Notes**") in the denomination of U.S.$ 100,000 and in the aggregate principal amount of U.S.$ 30,000,000 issued by Taseko Mines Ltd. (the "**Issuer**"). The Notes are subject to, and have the benefit of, a trust deed dated 29 August 2006 between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes from time to time.

The Issuer, for value received, promises to pay to the bearer the principal sum of

U.S.$ 100,000

ONE HUNDRED THOUSAND U.S. DOLLARS

on 29 August 2011, or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the "**Conditions**"), and to pay interest on such principal sum in arrear on the dates and at the rate[s] specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

Interest is payable on the [above principal sum/unpaid balance of the above principal sum] at the rate of 7.125 per cent. per annum, payable semi-annually in arrear on 29 February and 29 August each year, all subject to and in accordance with the Conditions.

This Note and the interest coupons relating hereto shall not be valid for any purpose until this Note has been authenticated for and on behalf of Citibank N.A. as Principal Paying and Conversion Agent.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

By: ....

[facsimile signature]
(duly authorised)

ISSUED as of [*issue date*]

AUTHENTICATED for and on behalf of
as principal paying and conversion agent
without recourse, warranty or liability
By: ....

[*manual signature*]
(duly authorised)

[On the reverse of the Note:]

TERMS AND CONDITIONS

[As set out in the [ ] Schedule]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AND CONVERSION AGENT

CITIBANK N.A.

PAYING AND CONVERSION AGENT

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

Part B
Form of Coupon

[On the face of the Coupon:]

TASEKO MINES LTD.
U.S.$ 30,000,000 7.125 per cent. Convertible Notes due 2011

Coupon for U.S.$ [•] due on [•]

Such amount is payable, subject to the terms and conditions (the "**Conditions**") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Coupon:]

Principal Paying and Conversion Agent: CITIBANK N.A.

[Paying And Conversion Agent: [*Name*]]

Part C

Terms And Conditions Of The Notes

*The following, subject to completion and amendment, are the terms and conditions of the Notes substantially as they will appear in the trust deed constituting the Notes ("**Conditions**"). For ease of reference these Conditions are divided into sections dealing with: the definitions used in these terms and conditions (Conditions 1-2); the debt security (Conditions 3-10); the equity option (Conditions 11-14); adjustments to the conversion price (Conditions 15-30); covenants relating to the equity option (Conditions 31-37); and miscellaneous provisions (Conditions 38-45). This paragraph, and any other paragraphs appearing in italics in these terms and conditions, do not form part of these terms and conditions.*

INTRODUCTION AND DEFINITIONS

1. **Introduction**

(a) *The Notes:* The expression the **"Notes"** refers to the U.S.$ 30,000,000 7.125 per cent. Convertible Notes due 29 August 2011 of Taseko Mines Ltd (the **"Issuer"**).

(b) *Trust Deed:* The Notes are subject to, and have the benefit of, a trust deed dated 29 August 2006 (as amended or supplemented from time to time, the **"Trust Deed"**) between the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee (the **"Trustee"**, which expression includes all persons for the time being trustee or trustees appointed under the Trust Deed).

(c) *Agency Agreement:* The Notes are also the subject of an agency agreement dated 29 August 2006 (as amended or supplemented from time to time, the **"Agency Agreement"**) between the Issuer, Citibank N.A. as principal paying and conversion agent (the **"Principal Paying and Conversion Agent"**, which expression includes any successor principal paying and conversion agent appointed from time to time in connection with the Notes), the paying and conversion agents named therein (together with the Principal Paying and Conversion Agent, the **"Paying and Conversion Agents"**, which expression includes any successor or additional paying and conversion agents appointed from time to time in connection with the Notes) and the Trustee.

(d) *Summaries:* Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and subject to their detailed provisions. The holders of the Notes (the **"Noteholders"**) and the holders of the related interest coupons (the **"Couponholders"** and the **"Coupons"**, respectively) are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them. Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee, being at the date hereof Fifth Floor, 100 Wood Street, London EC2V 7EX and at the Specified Offices of each of the Paying and Conversion Agents, the initial Specified Offices of which are set out below.

2. **Interpretation**

(a) *Definitions:* In these Conditions the following expressions have the following meanings:

"Aggregate Consideration" has the meaning given in Condition 28 *(Aggregate Consideration and Consideration per Share)*;

"American Stock Exchange" means the American Stock Exchange LLC;

"Bonus Issue" means any issue of Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than a Dividend in Shares;

"Change of Control Event" has the meaning given in Condition 15(c) *(Change of Control - Change of Control Event)*;

"Change of Control Event Notice" has the meaning given in Condition 15(d) *(Change of Control - Adjustment to the Conversion Price)*;

"Closing Market Price" means, in respect of a Share on any particular Exchange Business Day, the closing market price of a Share published by the Relevant Exchange in respect of that Exchange Business Day;

"Consideration per Share" has the meaning given in Condition 28 *(Aggregate Consideration and Consideration per Share)*;

"Consolidated Interest Expense" means, for any period, the total interest expense of the Group for such period;

"Consolidated Net Income" means, for any period, the net income of the Group; provided that there shall not be included in such Consolidated Net Income:

(a) any net income of any Person (other than the Issuer) if such Person is not a Subsidiary, except that:

(i) subject to the exclusion contained in clause (d) below, the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or another member of the Group that is a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (c) below); and

(ii) the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(b) any net income (or loss) of any Person acquired by the Issuer or another member of the Group in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(c) any net income of any member of the Group if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such member of the Group, directly or indirectly, to the Issuer, except that:

(i) subject to the exclusion contained in clause (d) below, the Issuer's equity in the net income of any such member of the Group for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such member of the Group during such period to the Issuer or another member of the Group as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another member of the Group, to the limitation contained in this clause); and

(ii) the Issuer's equity in a net loss of any such member of the Group for such period shall be included in determining such Net Income;

(d) any gain (or loss) realised upon the sale or other disposition of any assets of the Issuer, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realised upon the sale or other disposition of any Capital Stock of any Person;

(e) extraordinary gains or losses; and

(f) the cumulative effect of a change in accounting principles following the Issue Date,

in each case, for such period;

"Consolidated Total Indebtedness" means, at any time, the aggregate amount of all obligations of the Group for or in respect of Indebtedness, but **excluding** any such obligations to any other members of the Group, and so that no amount shall be included or excluded more than once;

"Consolidated Total Net Indebtedness" means, at any time, the Consolidated Total Indebtedness less the aggregate amount of freely available cash and cash equivalents held by any member of the Group at such time;

"Conversion Date" has the meaning given in Condition 12(d) *(Procedure for Conversion - Conversion Date)*;

"Conversion Expenses" has the meaning given in Condition 12(b) *(Procedure for Conversion - Conversion Expenses)*;

"Conversion Notice" means a notice of conversion in the form (for the time being current) obtainable from the Specified Office of any Paying and Conversion Agent;

"Conversion Period" has the meaning given in Condition 11(b) *(Conversion - Conversion Period)*;

"Conversion Price" has the meaning given in Condition 11(d) *(Conversion - Conversion Price)*;

"Conversion Right" means, in respect of any Note, the right of the holder to convert the Note into Shares in accordance with these Conditions;

"Current Market Price" means, in respect of a Share at a particular date, the arithmetic average of the Volume Weighted Average Price per Share for each of the 10 consecutive Exchange Business Days ending on the Exchange Business Day immediately preceding such date (the **"Relevant Period"**), *provided that:*

(i) if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

(A) if the Shares to be issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend (or entitlement) per Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of Canada); or

(B) if the Shares to be issued do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purpose of this definition be deemed to have been the amount thereof increased by such similar amount; and

(ii) if on each of the 10 Exchange Business Days during the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or entitlement) which has been declared or announced but the Shares to be issued do not rank for that Dividend (or entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend (or entitlement) per Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of Canada); and

(iii) if the Volume Weighted Average Price is not available on each of the 10 Exchange Business Days during the Relevant Period, then the arithmetic average of the Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to the Volume Weighted Average Price being available on at least two such Exchange Business Days); and

(iv) if the Volume Weighted Average Price is not available on any Exchange Business Day in the Relevant Period, or is available on only one Exchange Business Day in the Relevant Period, then the Current Market Price shall be Determined by an Expert;

"Debt Ratio" as at any date of determination means the ratio of (x) the aggregate amount of Consolidated Total Net Indebtedness as at such date of determination to (y) EBITDA for the most recent 12 month period ending prior to such date of determination for which audited financial statements have been published (the **"Reference Period"**); provided, however, that:

(a) if the transaction giving rise to the need to calculate the Debt Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

(b) if the Issuer or any member of the Group has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as at the balance sheet date of such audited financial statements or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Debt Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and EBITDA shall be calculated as if the Issuer or such member of the Group had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or cash equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(c) if since the beginning of the Reference Period the Issuer or any member of the Group shall have made any property or asset disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the property or assets which are the subject of such disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;

(d) if since the beginning of the Reference Period the Issuer or any member of the Group (by merger or otherwise) shall have made an equity or capital investment in any member of the Group (or any Person which becomes a member of the Group) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such investment or acquisition had occurred on the first day of the Reference Period; and

(e) if since the beginning of the Reference Period any Person (that subsequently became a member of the Group or was merged with or into the Issuer or any member of the Group since the beginning of such Reference Period) shall have made any property or asset disposition, any investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Issuer or a member of the Group during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such disposition, Investment or acquisition had occurred on the first day of the Reference Period.

For the purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of

determination had been the applicable rate for the entire period (taking into account any hedging transaction applicable to such Indebtedness if such hedging transaction has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent such Indebtedness was incurred solely for working capital purposes.

"Determined by an Expert" means determined in good faith by an Expert acting as an expert;

"Dividend" means any dividend or distribution of any kind on the class of capital represented by the Shares, whether in cash or otherwise and however described:

(i) including, without limitation, a Dividend in Shares;

(ii) excluding a Bonus Issue; and

(iii) including, without limitation, any other issue of shares or other securities credited as fully or partly paid by way of capitalisation of profits or reserves;

"Dividend in Shares" means any issue of Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves which is to be, or may at the election of the Shareholders be, issued instead of the whole or any part of a cash Dividend which the Shareholders concerned would or could otherwise have received;

"EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(a) all income tax expense of the Group;

(b) Consolidated Interest Expense;

(c) depreciation and amortization expense of the Group (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); and

(d) all other non-cash charges of the Group (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income of the Group (other than accruals of revenue by the Group in the ordinary course of business);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a member of the Group shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such member of the Group was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such member of the Group without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such member of the Group or its stockholders.

"Effective Date" has:

(i) for the purposes of Condition 16 *(Dividends)*, the meaning given in Condition 16(b) *(Dividends - Effective Date)*;

(ii) for the purposes of Condition 17 *(Bonus Issues)*, the meaning given in Condition 17(b) *(Bonus Issues - Effective Date)*;

(iii) for the purposes of Condition 18 *(Consolidation or Subdivision)*, the meaning given in Condition 18(b) *(Consolidation or Subdivision - Effective Date)*;

(iv) for the purposes of Condition 19 *(Shares, Rights and Share-Related Securities Issued to Shareholders)*, the meaning given in Condition 19(b) *(Shares, Rights and Share-Related Securities issued to Shareholders - Effective Date)*;

(v) for the purposes of Condition 20 *(Issue of other Securities to Shareholders)*, the meaning given in Condition 20(b) *(Issue of other Securities to Shareholders - Effective Date)*;

(vi) for the purposes of Condition 21 *(Issue of Shares at Below Current Market Price)*, the meaning given in Condition 21(b) *(Issue of Shares at Below Current Market Price - Effective Date)*;

(vii) for the purposes of Condition 22 *(Share-Related Securities Issued Other than to Shareholders)*, the meaning given in Condition 22(b) *(Share-Related Securities Issued Other than to Shareholders - Effective Date)*;

(viii) for the purposes of Condition 23 *(Amendment of Terms of Rights or Share-Related Securities)*, the meaning given in Condition 23(b) *(Amendment of Terms of Rights or Share-Related Securities - Effective Date)*; and

(ix) for the purposes of Condition 24 *(Other Arrangements to Acquire Securities)*, the meaning given in Condition 24(b) *(Other Arrangements to Acquire Securities - Effective Date)*;

"Exchange Business Day" means any day that is a trading day on the Relevant Exchange other than a day on which the Relevant Exchange is scheduled to close prior to its regular weekday closing time;

"Expert" means, in relation to any matter to be Determined by an Expert, an independent investment bank and/or a firm of accountants which is, in either case, of international repute, appointed to act as an expert for the purposes of such matter in accordance with these Conditions and the Trust Deed;

"Extraordinary Resolution" has the meaning given in the Trust Deed;

"Fair Market Value" means:

(a) with respect to a cash Dividend or other cash amount the amount of such cash; and

(b) with respect to any other property on any date, the fair market value of that property as Determined by an Expert,

provided, however, that in any such case:

(i) where options, warrants or other rights are publicly traded in a market which is Determined by an Expert to have adequate liquidity, the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such options, warrants or other rights are publicly traded) or such shorter period as such options, warrants or other rights are publicly traded;

(ii) any cash Dividend declared or paid in a currency other than U.S. dollars shall be converted into U.S. dollars at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid the cash Dividend in U.S. dollars; and

(iii) any other amount or value in a currency other than U.S. dollars shall be converted into U.S. dollars at the Screen Rate on that date;

"Group" means the Issuer and its Subsidiaries taken as a whole;

"**Guarantee**" means, in relation to any Indebtedness of any Person, any obligation of another person to pay such Indebtedness;

"**Indebtedness**" means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(a) moneys borrowed and debit balances with financial institutions;

(b) any amount raised by acceptance under any acceptance credit facility;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with accounting principles generally accepted in Canada, be treated as a finance or capital lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding any given in respect of trade credit arising in the ordinary course of business);

(g) any amount raised by the issue of redeemable shares which are redeemable before the 31 December 2011;

(h) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into the agreement is to raise finance;

(i) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(j) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.;

"**Interest Payment Date**" means 29 August and 29 February in each year, the first Interest Payment Date being 29 February 2007;

"**Issue Date**" means 29 August 2006;

"**Material Subsidiary**" means any Subsidiary of the Issuer:

(i) whose total assets at the time of at least one of the three most recently published consolidated audited financial statements of the Issuer represent at least 10 per cent. of the consolidated total assets of the Issuer; or

(ii) whose revenues at the time of at least one of the three most recently published consolidated audited financial statements of the Issuer represent at least 10 per cent. of the consolidated total revenues of the Issuer,

provided that in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements for the purposes of the calculation above shall, until audited consolidated financial statements of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest

consolidated financial statements of the Issuer adjusted in such manner as the Issuer shall consider appropriate to consolidate the latest audited accounts of such Subsidiary in such accounts; and a certificate signed by two directors of the Issuer that in their opinion a Subsidiary of the Issuer is or is not or was or was not at any time or throughout any specified period a Material Subsidiary shall, in the absence of manifest or proven error, be conclusive and binding on all parties;

"Maturity Date" means 29 August 2011;

"Minimum Conversion Price" means U.S.$ 3.35, *provided that* on each occasion, if any, on which the Conversion Price is adjusted pursuant to any of Condition 16 *(Dividends)*, Condition 17 *(Bonus Issues)*, Condition 18 *(Consolidation or Subdivision)*, Condition 19 *(Shares, Rights and Share-Related Securities Issued to Shareholders)*, Condition 20 *(Issue of other Securities to Shareholders)* or Condition 24 *(Other Arrangements to Acquire Securities)* then the Minimum Conversion Price shall be adjusted at the same time by the same proportion;

"Offer" means an offer to acquire Shares, whether expressed as a legal offer, an invitation to treat, a scheme with regard to such acquisition or in any other way, in circumstances where such offer is available to all Shareholders or all Shareholders other than any Shareholder who is the person making such offer (or any associate of such person) or who is excluded from the offer by reason of being connected with one or more specific jurisdictions;

"Payment Business Day" means, in respect of any place of presentation of any Note or Coupon, any day on which banks are open for presentation and payment of bearer debt securities and for dealings in foreign currencies in such place of presentation and, in the case of payment by transfer to a U.S. dollar account as referred to in Condition 8 *(Payments)*, in New York City;

"Person" means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

"Put Option Notice" has the meaning given in Condition 7(b) *(Redemption and Purchase - Redemption at the option of Noteholders)*:

"Put Option Receipt" has the meaning given in Condition 7(b) *(Redemption and Purchase - Redemption at the option of Noteholders)*:

"Put Settlement Date" has the meaning given in Condition 7(b) *(Redemption and Purchase - Redemption at the option of Noteholders)*:

"Rate of Interest" means 7.125 per cent. per annum;

"Record Date" means, in respect of any entitlement to receive any dividend or other distribution declared, paid or made, or any rights granted, the record date or other due date for the establishment of the relevant entitlement;

"Regulation S" means Regulation S under the United States Securities Act of 1933;

"Relevant Date" means, in relation to any payment in respect of a Note, whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received in New York City by the Principal Paying and Conversion Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;

"Relevant Exchange" means the American Stock Exchange or, if the Shares are no longer traded on the American Stock Exchange the principal stock exchange or securities market on which the Shares are then traded;

"Relevant Indebtedness" means any Indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which with the agreement of the Issuer or the relevant Material Subsidiary is, or is capable of being, listed, quoted

or traded on any recognised stock exchange or in any securities market (including, without limitation, any recognised over-the-counter market);

"Reserved Matter" means, in the context of any meeting of Noteholders, any proposal:

(i) to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(ii) to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under the Trust Deed);

(iii) to change the currency in which amounts due in respect of the Notes are payable;

(iv) to change any aspect of the Conversion Right;

(v) to change the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or

(vi) to amend this definition of Reserved Matter;

"Rights" means, in respect of any securities or assets, any options, warrants or other rights (other than Share-Related Securities) which by their terms of issue carry a right to subscribe for, purchase or otherwise acquire such securities or assets;

"Screen Rate" means, on any day, and, in respect of the translation or conversion of one currency into another currency, the rate of exchange between such currencies appearing on Bloomberg page FXFX1 at or about 11.00 a.m. New York time on that day, or, if that page is not available or that rate of exchange does not appear on that page at or about that time on that day, the rate of exchange between such currencies appearing on such other screen or information service, or determined in such other manner, as the Issuer shall determine, with the prior written approval of the Trustee;

"Security Interest" means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

"Share" means a common share of no par value in the share capital of the Issuer;

"Shareholder" means the person in whose name a Share is for the time being registered in the register of Share ownership maintained by or on behalf of the Issuer;

"Share-Related Securities" means any securities which by their original terms of issue:

(i) carry a right to subscribe for, purchase or otherwise acquire Shares or any securities which by their terms of issue might be redesignated as Shares; or

(ii) are capable of being redesignated as Shares or redesignated so as to carry a right to subscribe for, purchase or otherwise acquire Shares;

"Specified Office" has the meaning given in the Agency Agreement;

"Subsidiary" means, in relation to the Issuer at any particular time, any other Person:

(i) whose affairs and policies the Issuer controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of such Person or otherwise; or

(ii) whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the Issuer;

"U.S. dollars" and **"U.S.$"** means the lawful currency of the United States of America; and

"Volume Weighted Average Price" means, in respect of a Share on any Exchange Business Day, the order book volume-weighted price of a Share appearing on or derived from Bloomberg page AQR (or such other source as shall be Determined by an Expert) on such Exchange Business Day, *provided that* (other than for the purpose of the definition of Current Market Price):

(i) if on any such Exchange Business Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share in respect of such Exchange Business Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Exchange Business Day on which the same can be so determined; and

(ii) if any Dividend or other entitlement in respect of the Shares is announced on or prior to the relevant Conversion Date in circumstances where the Record Date in respect of such Dividend or other entitlement shall be on or after the relevant Conversion Date and if on any such Exchange Business Day the price as determined as provided above is based on a price ex-Dividend or ex-any other entitlement, then such price shall be increased by an amount equal to the Fair Market Value of any such Dividend or other cash entitlement as at the date of announcement of such Dividend or entitlement per Share (excluding, in the case of a dividend in cash, any associated tax credit and less the tax, if any, falling to be deducted on payment thereof to a resident of Canada).

(e) *Construction of certain references:* In these Conditions, unless otherwise specified or unless the context otherwise requires:

(i) a reference to a business day in any place shall be construed as a reference to a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that place;

(ii) references to Notes being "outstanding" shall be construed in accordance with the Trust Deed;

(iii) references to any issue or offer or grant to Shareholders "as a class" or "by way of rights" shall be construed so as to include an issue or offer or grant to all or substantially all Shareholders other than Shareholders to whom, by reason of the laws of any jurisdiction or requirements of any recognised regulatory body or any stock exchange in any jurisdiction or in connection with fractional entitlements, it is determined not to make such issue or offer or grant;

(iv) "equity share capital" means, in relation to a company, its issued share capital excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution;

(v) references to the "issue" of Shares shall include the transfer and/or delivery of Shares by the Issuer or any of its Subsidiaries, whether newly issued and allotted or previously existing;

(vi) Shares held by the Issuer or any of its Subsidiaries shall not be considered as or treated as "in issue"; and

(vii) headings and sub-headings are for ease of reference only and shall not affect the construction of these Conditions.

3. **Form, Denomination and Title**

The Notes are serially numbered and in bearer form in the denomination of U.S.$ 100,000 with Coupons attached at the time of issue. Title to the Notes and the Coupons will pass by delivery. The holder of any Note or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and no person shall be liable for so treating such holder. No person shall have any right to enforce any term or condition of the Notes or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

4. **Status**

The Notes constitute direct, general and unconditional obligations of the Issuer which will at all times rank *pari passu* among themselves and *pari passu* with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

5. **Negative Pledge and Debt Covenant**

(a) *Negative Pledge:* So long as any Note remains outstanding, the Issuer shall not, and the Issuer shall procure that none of its Material Subsidiaries (excluding for this purpose any Material Subsidiary the ordinary or common shares of which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system) will, create or permit to subsist any Security Interest upon the whole or any part of their respective present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or Guarantee of Relevant Indebtedness without (a) at the same time or prior thereto securing the Notes equally and rateably therewith to the satisfaction of the Trustee or (b) providing such other security for the Notes as the Trustee may in its absolute discretion consider to be not materially less beneficial to the interests of the Noteholders or as may be approved by an Extraordinary Resolution of Noteholders.

(b) *Debt Covenant*: The Issuer will not, and will not permit any of its Subsidiaries to Incur, directly or indirectly, any Indebtedness, provided that the Issuer and any of its Subsidiaries may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Debt Ratio does not exceed 4:1.

(c) *Amendments to Debt Ratio*: The Issuer and the Trustee may from time to time amend the Debt Ratio to enable further Indebtedness to be Incurred, provided that a written consent to amend the Debt Ratio is obtained from Noteholders holding at least 51 per cent of the aggregate principal amount of the outstanding Notes.

6. **Interest**

(a) *Interest commencement and rate:* The Notes bear interest from the Issue Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 8 *(Payments)*.

(b) *Cessation of interest accrual:* Each Note will cease to bear interest from the due date for redemption, subject as provided in Condition 6(c) *(Interest - Principal Amount not paid on due date)*, Condition 14(d) *(Rights Arising on Conversion - Interest)* and Condition 14(e) *(Rights Arising on Conversion - Interest upon conversion due to early redemption)*.

(c) *Principal Amount not paid on due date:* If, upon due presentation of any Note on the due date for redemption, payment of principal is improperly withheld or refused, such Note will continue to bear interest at the Rate of Interest (both before and after judgment) until the Relevant Date.

(d) *Coupon amount:* The amount of interest payable on each Interest Payment Date shall be U.S.$ 7,125 in respect of each Note of U.S.$ 100,000 denomination. If interest is required to be paid in

respect of a Note on any other date, it shall be calculated by applying the Rate of Interest to the principal amount of such Note, multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest cent (half a cent being rounded upwards), where **"Day Count Fraction"** means, in respect of any period, the number of days in the relevant period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months).

7. **Redemption and Purchase**

(a) *Scheduled redemption:* Unless previously redeemed, converted, or purchased and cancelled, the Notes will be redeemed at a price equal to 101 per cent. of its principal amount on the Maturity Date, subject as provided in Condition 8 *(Payments)*.

(b) *Redemption at the option of Noteholders:* The Issuer shall, at the option of the holder of any Note redeem such Note on 29 August 2009 (the **"Put Settlement Date"**) at a price equal to 100.60 per cent. of its principal amount together with interest accrued but unpaid to such date. In order to exercise the option contained in this Condition 7(b), the holder of a Note must, not less than 30 nor more than 60 days before the Put Settlement Date, deposit with any Paying and Conversion Agent such Note together with all unmatured Coupons relating thereto and a duly completed put option notice (a **"Put Option Notice"**) in the form obtainable from any Paying and Conversion Agent. The Paying and Conversion Agent with which a Note is so deposited shall deliver a duly completed receipt for such Note (a **"Put Option Receipt"**) to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 7(b), may be withdrawn; *provided, however, that* if, prior to the Put Settlement Date, any such Note becomes immediately due and payable or, upon due presentation of any such Note on the Put Settlement Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying and Conversion Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying and Conversion Agent in accordance with this Condition 7(b), the depositor of such Note and not such Paying and Conversion Agent shall be deemed to be the holder of such Note for all purposes. Should a holder of any Note redeem such Note in accordance with this Condition 7(b), the Issuer shall publish a notice to such effect in a leading newspaper having general circulation in Europe in accordance with Condition 44.

(c) *Redemption at the option of the Issuer:* The Notes may be redeemed at the option of the Issuer in whole, but not in part, at their principal amount together with accrued but unpaid interest to the date fixed for redemption:

(i) at any time on or after 12 September 2008, *provided that* the Closing Market Price of the Shares on each of not less than 20 Exchange Business Days in any period of 30 consecutive Exchange Business Days ending not earlier than the seventh day prior to the date on which the relevant notice of redemption is given by the Issuer to the Noteholders shall have exceeded 150 per cent. of the Conversion Price in effect on such Exchange Business Day; or

(ii) at any time if prior to the date on which the relevant notice of redemption is given by the Issuer less than 10 per cent. in principal amount of the Notes originally issued (including any further notes consolidated and forming a single series with the Notes at such date) remain outstanding.

In order to exercise such option the Issuer shall give not less than 30 nor more than 60 days' notice to the Trustee and the Noteholders (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes on the date for redemption specified in such notice). Such notice shall specify (i) the date when the relevant redemption will take place and (ii) the last day on which Conversion Rights may be exercised by a Noteholder. Should the Issuer redeem the Notes in accordance with this Condition 7(c), the Issuer shall publish a notice to such effect in a leading newspaper having general circulation in Europe in accordance with Condition 44.

(d) *Redemption at the option of Noteholders Following a Change of Control*: The Issuer shall, at the option of the holder of any Note redeem such Note on the Change of Control Put Date at a price equal to 100 per cent. of its principal amount together with interest accrued to such date. In order to exercise the option contained in this Condition 7(d), the holder of a Note must, during the Put Option Period, deposit with any Paying and Conversion Agent such Note together with all unmatured Coupons relating thereto and a duly completed put option notice (a **"Put Option Notice"**) in the form obtainable from any Paying and Conversion Agent. The Paying and Conversion Agent with which a Note is so deposited shall deliver a duly completed receipt for such Note (a **"Put Option Receipt"**) to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 7(d), may be withdrawn; provided, however, that if, prior to the Change of Control Put Date, any such Note becomes immediately due and payable or, upon due presentation of any such Note on the Change of Control Put Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying and Conversion Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying and Conversion Agent in accordance with this Condition 7(d), the depositor of such Note and not such Paying and Conversion Agent shall be deemed to be the holder of such Note for all purposes.

In this Condition 7(d):

"Change of Control Put Date" means the date which is the fourteenth day after the last day of the Put Option Period; and

"Put Option Period" means the period of 60 days starting on the day after the date on which the Issuer gives a Change of Control Event Notice in accordance with Condition 15(d) (*Change of Control - Adjustment to the Conversion Price*).

(e) *No other redemption:* The Issuer shall not be entitled to redeem the Notes otherwise than as provided in Condition 7(a) *(Redemption and Purchase - Scheduled redemption)*, Condition 7(b) *(Redemption and Purchase - Redemption at the option of Noteholders)* and Condition 7(c) *(Redemption and Purchase - Redemption at the option of the Issuer)*.

(f) *Purchase:* Neither the Issuer nor any of its Subsidiaries may purchase any Notes in the period of 15 days before any date fixed for redemption of the Notes. Subject thereto, the Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, *provided that* all unmatured Coupons are purchased therewith.

(g) *Cancellation:* All Notes so redeemed or purchased by the Issuer or any of its Subsidiaries, and all Notes which are converted, and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold.

8. Payments

(a) *Principal:* Save as provided in Condition 8(c) *(Payments - Payments in New York City)*, payments of principal shall be made only against presentation and (provided that payment is made in full) surrender of Notes at the Specified Office of any Paying and Conversion Agent outside the United States by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City.

(b) *Interest:* Save as provided in Condition 8(c) *(Payments - Payments in New York City)*, payments of interest shall, subject to Condition 8(g) *(Payments - Payments other than in respect of matured Coupons)*, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons at the Specified Office of any Paying and Conversion Agent outside the United States in the manner described in Condition 8(a) *(Payments - Principal)*.

(c) *Payments in New York City:* Payments of principal or interest may be made at the Specified Office of a Paying Agent in New York City if (i) the Issuer has appointed Paying Agents outside

the United States with the reasonable expectation that such Paying Agents will be able to make payment of the full amount of the interest on the Notes in U.S. dollars when due, (ii) payment of the full amount of such interest at the offices of all such Paying Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law.

(d) *Payments subject to fiscal laws:* All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment. No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e) *Deduction for unmatured Coupons:* If a Note is presented without all unmatured Coupons relating thereto, a sum equal to the aggregate amount of the missing unmatured Coupons will be deducted from the amount due for payment in respect of such Note; provided, however, that, if the gross amount available for payment is less than the amount due for payment in respect of such Note, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the amount due for payment in respect of such Note. Each sum of principal so deducted shall be paid in the manner provided in Condition 8(a) *(Payments - Principal)* against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons.

(f) *Payments on business days:* If the due date for payment of any amount in respect of any Note or Coupon is not a Payment Business Day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

(g) *Payments other than in respect of matured Coupons:* Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the Specified Office of any Paying and Conversion Agent outside the United States (or in New York City if permitted by Condition 8(c) *(Payments - Payments in New York City)*).

(h) *Partial payments:* If a Paying and Conversion Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying and Conversion Agent will endorse thereon a statement indicating the amount and date of such payment.

9. Taxation

All payments and deliveries in respect of the Notes and the Coupons by or on behalf of the Issuer shall be made subject to any applicable withholding or deduction for any taxes, duties, assessments or governmental charges of any nature which may be imposed, levied, collected, withheld or assessed from time to time in accordance with the laws of Canada or any other jurisdiction or any political subdivision or any relevant authority thereof or therein. The appropriate withholding or deduction shall be made and the Issuer shall not pay any additional amounts to Noteholders or Couponholders to compensate for such withholding or deduction.

10. Events of Default

If any of the following events occurs, then the Trustee at its discretion may and, if so requested in writing by holders of at least one quarter of the aggregate principal amount of the outstanding Notes, or if so directed by an Extraordinary Resolution, shall, provided that it has been indemnified and/or secured to its satisfaction, give written notice to the Issuer declaring the Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued interest without further action or formality:

(a) *Non-payment:* the Issuer fails to pay any principal amount due in respect of the Notes within 3 business days of the due date for payment thereof or fails to pay any amount of interest in respect of the Notes within 7 business days of the due date for payment thereof; or

(b) *Breach of Debt Covenant*: the Issuer Incurs Indebtedness in breach of Condition 5(b) *(Debt Covenant)*; or

(c) *Breach of other obligations:* the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Notes or the Trust Deed and such default (i) is, in the opinion of the Trustee, incapable of remedy or (ii) being a default which is, in the opinion of the Trustee, capable of remedy, remains unremedied for 30 days after the Trustee has given written notice thereof to the Issuer; or

(d) *Cross-default of Issuer or Material Subsidiary:*

(i) any Indebtedness of the Issuer or any of its Material Subsidiaries is not paid when due or (as the case may be) within any originally applicable grace period;

(ii) any such Indebtedness becomes (or becomes capable of being declared) due and payable prior to its stated maturity otherwise than at the option of the Issuer or (as the case may be) the relevant Material Subsidiary or (provided that no event of default, howsoever described, has occurred) any person entitled to such Indebtedness; or

(iii) the Issuer or any of its Material Subsidiaries fails to pay when due any amount payable by it under any Guarantee of any Indebtedness;

provided that the amount of Indebtedness referred to in sub-paragraph (i) and/or sub-paragraph (ii) above and/or the amount payable under any Guarantee referred to in sub-paragraph (iii) above in the aggregate exceeds U.S.$ 10,000,000 (or its equivalent in any other currency or currencies; or

(e) *Unsatisfied judgment:* one or more judgment(s) or order(s) for the payment of any amount is rendered against the Issuer or any of its Material Subsidiaries and continue(s) unsatisfied and unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment *provided that* the amount which is the subject of any such judgment(s) or order(s) in the aggregate exceeds U.S.$ 10,000,000 (or its equivalent in any other currency or currencies as determined by the Trustee); or

(f) *Security enforced:* a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any substantial part of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries; or

(g) *Insolvency, etc.:* (i) the Issuer or any of its Material Subsidiaries is declared insolvent or is declared unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuer or any of its Material Subsidiaries or the whole or any substantial part of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries is appointed, (iii) the Issuer or any of its Material Subsidiaries takes any action for a reduction, reorganisation or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its Indebtedness or any Guarantee of any Indebtedness given by it or (iv) the Issuer or any of its Material Subsidiaries ceases or publicly announces its intention to cease to carry on all or any substantial part of its business; or

(h) *Winding up, etc.:* an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer or any of its Material Subsidiaries (otherwise than, in the case of a Material Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent); or

(i) *Analogous event:* any event occurs which under the laws of Canada has an analogous effect to any of the events referred to in paragraphs (d) *(Unsatisfied judgment)* to (g) *(Winding up, etc.)* above; or

(j) *Failure to take action, etc.:* any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Notes or the Trust Deed, (ii) to ensure that those obligations are legal, valid, binding and enforceable and (iii) to make the Notes, the Coupons and the Trust Deed admissible in evidence in the courts of Canada is not taken, fulfilled or done; or

(k) *Unlawfulness:* it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Notes or the Trust Deed.

THE EQUITY OPTION

11. Conversion

(a) *Conversion right:* The holder of each Note has the right to convert such Note into fully-paid Shares at any time during the Conversion Period.

(b) *Conversion Period:* The "Conversion Period" in respect of any Note shall be the period beginning on and including 8 October 2006 and ending on and including the earlier to occur of:

(i) the close of business (in the place where the Conversion Notice in respect of the Note is deposited) on 19 August 2011; and

(ii) if such Note shall have been called for redemption before the Maturity Date, the close of business (in the place where the Conversion Notice in respect of the Note is deposited) on the day which is 10 days before the date fixed for redemption thereof,

provided, however, that:

(A) if the Issuer shall give a Change of Control Event Notice pursuant to Condition 15(d) *(Change of Control - Adjustment to the Conversion Price)* at a time when the Conversion Period would not otherwise have begun, the Conversion Period shall nevertheless begin on the date of such Change of Control Event Notice;

(B) if the Issuer shall default in making payment in full in respect of such Note on the date fixed for redemption thereof, the relevant Conversion Period shall continue up to and including the date upon which the full amount of the moneys payable in respect of such Note has been duly received by the Trustee or the Principal Paying and Conversion Agent and notice of such receipt has been given to the Noteholders in accordance with Condition 44 *(Notices)* or, if earlier, up to and including 19 August 2011; and

(C) in any such case, if the last day of the Conversion Period would otherwise be a day which is not a business day in the place where the Conversion Notice in respect of the Note is deposited, the last day of the Conversion Period shall be the immediately preceding business day in such place.

In any event the Conversion Period shall end on the date of any notice from the Trustee declaring the Notes to be immediately due and payable pursuant to Condition 10 *(Events of Default)*.

Conversion Rights are not exercisable in respect of any Note deposited for redemption under Condition 7(c) *(Redemption and purchase - Redemption at the option of the Issuer)*.

(c) *Conversion ratio:* The number of Shares to be issued upon exercise of the Conversion Right attaching to any Note shall be determined by dividing the principal amount of the Note by the Conversion Price in effect on the Conversion Date.

(d) *Conversion Price:* The Conversion Price in effect on the Issue Date is U.S.$ 3.35. The Conversion Price in effect on any subsequent date shall be the Conversion Price in effect on the Issue Date subject to any subsequent adjustment in accordance with these Conditions and the expression "Conversion Price" shall be construed accordingly.

(e) *No Shares set aside:* Conversion Rights are not exercisable in respect of any specific Shares and no Shares have been or will be charged, placed in custody or otherwise set aside to secure or satisfy the obligations of the Issuer in respect of the Conversion Rights.

(f) *Fractions of a Share:* Fractions of a Share will not be issued on conversion. However, if more than one Note is to be converted at any one time by the same Noteholder such that the Shares to be issued upon conversion thereof are to be registered in the same name, the number of Shares which shall be issued upon conversion thereof shall be calculated on the basis of the aggregate principal amount of the Notes so to be converted. If a fraction of a Share would otherwise fall to be issued upon conversion, the Issuer shall make or procure that there is made, on or before the seventh London business day after the relevant Conversion Date, a cash payment equal to such fraction of the Current Market Price per Share as at the relevant Conversion Date by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City in accordance with instructions given in the relevant Conversion Notice.

12. **Procedure for Conversion**

(a) *Deposit of Note:* To exercise the Conversion Right attaching to any Note, the Noteholder must:

(i) complete, execute and deposit at the Noteholder's own expense during normal business hours on any business day during the Conversion Period at the Specified Office of any Paying and Conversion Agent a Conversion Notice (in duplicate);

(ii) at the same time deposit the relevant Note at the Specified Office of the same Paying and Conversion Agent; and

(iii) pay to the Issuer (or to such person as the Issuer may direct) any applicable Conversion Expenses.

A Conversion Notice once deposited shall not be withdrawn without the consent in writing of the Issuer.

(b) *Conversion Expenses:* The Issuer will pay all stamp, issue, registration or other similar taxes and duties (if any) arising in Canada on the issue of Shares on conversion of the Notes, their transfer and delivery to or to the order of the converting Noteholder (subject as provided in Condition 13 *(Settlement)*), any expenses of obtaining a listing for such Shares on the Relevant Exchange and all charges of the Paying and Conversion Agents in connection therewith as provided in the Agency Agreement. Subject thereto, as conditions precedent to conversion, the Noteholder must pay to the Issuer (or to such person as the Issuer may direct) all stamp, issue, registration or other similar taxes and duties (if any) (**"Conversion Expenses"**) arising on conversion which may be payable:

(i) in the country in which the Specified Office of the relevant Paying and Conversion Agent is located (if not Canada); and

(ii) in any other jurisdiction,

as a result of the issue, transfer or delivery of Shares or any other property or cash upon conversion to or to the order of the converting Noteholder.

(c) *U.S. certification:* Upon exercising the Conversion Right attaching to any Note, the Noteholder shall be required to represent and agree in the Conversion Notice that at the time of execution and deposit of such Conversion Notice neither it nor any person who has the beneficial interest in that Note is in the United States or a U.S. person (within the meaning of Regulation S) and it, or such person, if applicable, purchased such Note, or the beneficial interest therein, in a transaction made in accordance with Rule 903 or Rule 904 of Regulation S. No Shares will be issued to a Noteholder unless the Noteholder satisfies the foregoing conditions.

(d) *Conversion Date:* The conversion date in respect of a Note (the **"Conversion Date"**) shall be the Vancouver business day following the satisfaction of the conditions specified in Condition 12(a) *(Procedure for Conversion - Deposit of Note)*.

(e) *Specified account:* Upon exercise of Conversion Rights, a Noteholder shall in the relevant Conversion Notice, specify a U.S. dollar account with a bank in New York City to which any cash amount payable on or in respect of the exercise of Conversion Rights by that Noteholder shall be

credited and the Issuer shall pay such sum to the relevant Noteholder in accordance with any such directions.

13. **Settlement**

Shares to be issued on conversion of the Notes will be issued in certificated form and a certificate in respect thereof will be dispatched by mail free of charge (but uninsured and at the risk of the person entitled thereto) to the relevant Noteholder or as it may direct in the relevant Conversion Notice within 28 days following the relevant Conversion Date.

14. **Rights Arising on Conversion**

(a) *Rights in respect of Shares issued upon conversion:* Shares issued upon exercise of Conversion Rights will be issued fully paid, free from any liens, charges, encumbrances, pre-emptive rights or other third-party rights and, subject as provided in Conditions 14(b) *(Rights Arising on Conversion - Dividends and other distributions)* and (c) *(Rights Arising on Conversion - Voting rights)*:

(i) such Shares will rank pari passu in all respects with all other Shares in issue on the Conversion Date; and

(ii) the holders of such Shares will be treated by the Issuer as Shareholders for all purposes with effect from and including the Conversion Date.

(b) *Dividends and other distributions:* Shares issued upon exercise of Conversion Rights will rank pari passu in respect of Dividends and other distributions declared, paid or made, or rights granted, with all other Shares in issue on the Conversion Date except that such Shares will not rank for any Dividend or other distribution declared, paid or made on, or rights granted in respect of, the Shares for which the Record Date precedes the Conversion Date.

(c) *Voting rights:* Shares issued upon exercise of Conversion Rights will rank pari passu in respect of voting rights with all other Shares in issue on the Conversion Date except that they will not rank for any voting rights where the entitlement to voting rights accrues to Shareholders by reference to a Record Date which precedes the Conversion Date.

(d) *Interest:* Save as provided in Condition 14(e) *(Rights Arising on Conversion - Interest upon conversion due to early redemption)*, upon conversion of any Note:

(i) if the Conversion Date falls on an Interest Payment Date, the Noteholder shall not be entitled to receive the payment of interest otherwise due on such Interest Payment Date; and

(ii) in any other case, the Noteholder shall cease to be entitled to any interest accrued on the relevant Note since the Interest Payment Date immediately preceding such Conversion Date (or, if such Conversion Date falls on or before the first Interest Payment Date, since the Issue Date),

and, in either case, no payment or adjustment shall be made on conversion for any such interest accrued since the Interest Payment Date immediately preceding such Conversion Date (or, if such Conversion Date falls on or before the first Interest Payment Date, since the Issue Date). Upon the Conversion Date of any Note, all unmatured Coupons relating thereto (whether or not still attached) shall become void and no payment will be made in respect thereof (for this purpose treating any Coupon expressed to be payable on or after the relevant Conversion Date as an unmatured Coupon).

(e) *Interest upon conversion due to early redemption:* If:

(i) any notice requiring the redemption of any Notes is given pursuant to Condition 7(c) *(Redemption and Purchase - Redemption at the option of the Issuer)* on or after (or within 14 days before) the Record Date (the **"Relevant Record Date"**) in respect of any dividend payable in respect of the Shares;

(ii) such notice specifies a date for redemption falling on or before (or within 14 days after) the Interest Payment Date next following the Relevant Record Date; and

(iii) the Conversion Date in respect of any Note the subject of any such notice (a **"Relevant Note"**) falls after the Relevant Record Date and on or before the Interest Payment Date next following the Relevant Record Date,

then interest shall accrue on each Relevant Note from and including the preceding Interest Payment Date (or, if the relevant Conversion Date falls on or before the first Interest Payment Date, from and including the Issue Date) to but excluding the Relevant Record Date. Any such interest shall be paid not later than 14 days after the relevant Conversion Date by U.S. dollar cheque drawn on, or by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant Noteholder.

ADJUSTMENTS TO THE CONVERSION PRICE

15. Change of Control

(a) *Offer:* If an Offer is made in respect of the Shares, the Issuer shall give notice of such Offer to the Noteholders, with a copy to the Trustee, at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) indicating that details concerning such Offer may be obtained from the Specified Offices of the Paying and Conversion Agents.

(b) *Extension of Offer to Noteholders:* Where an Offer in respect of the Shares has been recommended by the board of directors of the Issuer, or where such an Offer has become or been declared unconditional in all respects, the Issuer shall use its reasonable endeavours to procure that the Offer is extended to the holders of any Shares issued during the period in which such Offer is open for acceptance (as determined in accordance with any relevant laws, rules, regulations and voluntary codes applicable to such Offer) as a result of the exercise of Conversion Rights.

(c) *Change Of Control Event:* In these Conditions, a **"Change of Control Event"** occurs if an Offer in respect of the Shares, for which the consideration is or can be received wholly or substantially in cash, has become or been declared unconditional in all respects and the Issuer becomes aware that the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the Shareholders has or will become unconditionally vested in the offeror and/or any associates(s) of the offeror, or an event occurs which has a like or similar effect.

(d) *Adjustment to the Conversion Price:* If and whenever a Change of Control Event shall occur the Issuer shall forthwith give notice to the Noteholders (a **"Change of Control Event Notice"**), with a copy to the Trustee, of such event and, in relation to each Note for which the Conversion Date occurs after the date of such Change of Control Event Notice but on or prior to the 60th day following the date of such Change of Control Event Notice, the Conversion Price shall be the product of (1) the Conversion Price that would otherwise apply on such Conversion Date in the absence of a Change of Control Event and (2) the percentage determined in accordance with the following table:

Conversion Date	Percentage (%)
On or before 29 August 2007	80.2
Thereafter, but on or before 29 August 2008	85.2
Thereafter, but on or before 29 August 2009	90.2
Thereafter, but on or before 29 August 2010	95.2
Thereafter, and until the Maturity Date	100.0

(e) *Change of Control Event Notice:* Any Change of Control Event Notice shall inform Noteholders of their entitlement to exercise the Conversion Right in accordance with these Conditions and shall specify:

(i) all information material to Noteholders concerning the Change of Control Event;

(ii) the Conversion Price in relation to each Note for which the Conversion Date occurs on the date of such notice to the Noteholders; and

(iii) the Conversion Price in relation to each Note for which the Conversion Date occurs after the date of such notice to the Noteholders but on or prior to the 60th day following the date of such notice to the Noteholders.

16. **Dividends**

(a) *Adjustment Event:* If and whenever the Issuer shall distribute any Dividend to the Shareholders, the Conversion Price shall be subject to adjustment in accordance with this Condition 16.

(b) *Effective Date:* For the purposes of this Condition 16, the **"Effective Date"** means the date on which the relevant Dividend is actually distributed.

(c) *Adjustment to the Conversion Price:* If and whenever the Issuer shall distribute any Dividend to the Shareholders, in relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

$$\frac{A-B}{A}$$

where:

A is the Current Market Price of one Share (expressed in U.S. dollars) on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of such Dividend; and

B is the Fair Market Value on the date of such announcement of the portion of the Dividend attributable to one Share.

(d) *Effect of adjustment:* The Conversion Price as adjusted pursuant to this Condition 16 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

17. **Bonus Issues**

(a) *Adjustment event:* If and whenever the Issuer shall make any Bonus Issue, the Conversion Price shall be subject to adjustment in accordance with this Condition 17.

(b) *Effective Date:* For the purposes of this Condition 17, the **"Effective Date"** means the date of issue of the relevant Shares.

(c) *Adjustment to the Conversion Price:* In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

$$\frac{A}{B}$$

where:

A = the number of Shares in issue immediately before the issue of such Shares; and

B = the number of Shares in issue immediately after the issue of such Shares.

(d) *Effect of adjustment:* The Conversion Price as adjusted pursuant to this Condition 17 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

18. **Consolidation or Subdivision**

(a) *Adjustment event:* If and whenever there shall be any consolidation or subdivision of the Shares, the Conversion Price shall be subject to adjustment in accordance with this Condition 18.

(b) *Effective Date:* For the purposes of this Condition 18, the **"Effective Date"** means the date on which such subdivision or consolidation becomes effective.

(c) *Adjustment to the Conversion Price:* In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

$$\frac{A}{B}$$

where:

A = the number of Shares in issue immediately before such alteration; and

B = the number of Shares in issue immediately after such alteration.

(d) *Effect of adjustment:* The Conversion Price as adjusted pursuant to this Condition 18 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

19. **Shares, Rights and Share-Related Securities Issued to Shareholders**

(a) *Adjustment event:* If and whenever the Issuer shall issue, grant or offer Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities to all or substantially all of the Shareholders as a class by way of rights as a result of which, in each case, Shareholders have the right to acquire Shares at a Consideration per Share which is less than 95 per cent. of the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of such issue, grant or offer, the Conversion Price shall be subject to adjustment in accordance with this Condition 19.

(b) *Effective Date:* For the purposes of this Condition 19, the **"Effective Date"** means the first date on which the Shares are traded ex-rights, ex-warrants or ex-options on the Relevant Exchange.

(c) *Adjustment to the Conversion Price:* In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

$$\frac{A+B}{A+C}$$

where:

A = the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

B = the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and

C = (1) in the case of an issue, grant or offer of Shares, the number of Shares comprised in the issue, grant or offer; or

(2) in the case of an issue, grant or offer of Share-Related Securities or Rights, the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities or Rights at the initial price or rate.

(d) *Formula:* If on the date (the **"Specified Date"**) of issue, grant or offer of the relevant Share-Related Securities, Rights in respect of Shares or Rights in respect of Share Related Securities to all or substantially all of the Shareholders as a class by way of rights the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share Related Securities or Rights is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Condition 19, "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e) *Effect of adjustment:* The Conversion Price as adjusted pursuant to this Condition 19 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

20. **Issue of Other Securities to Shareholders**

(a) *Adjustment event:* If and whenever the Issuer shall issue any securities (other than Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities) to all or substantially all of the Shareholders as a class by way of rights or the Issuer shall issue or grant any Rights in respect of any securities (other than Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities) or assets to all or substantially all of the Shareholders as a class, the Conversion Price shall be subject to adjustment in accordance with this Condition 20.

(b) *Effective Date:* For the purposes of this Condition 20, **"Effective Date"** means the first date on which the Shares are traded ex-rights, ex-warrants or ex-options on the Relevant Exchange.

(c) *Adjustment to the Conversion Price:* In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

$$\frac{A-B}{A}$$

where:

A = the Current Market Price of one Share on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of such issue or grant; and

B = the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

(d) *Effect of adjustment:* The Conversion Price as adjusted pursuant to this Condition 20 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

21. Issues of Shares at Below Current Market Price

(a) *Adjustment event:* If and whenever the Issuer shall issue, wholly for cash, any Shares or the Issuer shall issue or grant, wholly for cash or for no consideration, Rights in respect of Shares or Rights in respect of Share-Related Securities as a result of which, in each case, persons to whom the Shares or Rights are issued or granted have the right to acquire Shares at a Consideration per Share which is less than 85 per cent. of the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of such issue or grant, the Conversion Price shall be subject to adjustment in accordance with this Condition 21. However, if any such issue or grant also falls within the terms of Condition 21 *(Shares, Rights and Share-Related Securities Issued to Shareholders)* or constitutes an issue of Shares consequent upon the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares, the Conversion Price shall not be subject to adjustment in accordance with this Condition 21.

(b) *Effective Date:* For the purposes of this Condition 21, the **"Effective Date"** means the date of issue of such Shares or, as the case may be, the issue or grant of such Rights.

(c) *Adjustment to the Conversion Price*: In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

$$\frac{A+B}{A+C}$$

where:

A = the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

B = the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and

C = (1) in the case of an issue of Shares, the number of Shares issued; or

(2) in the case of an issue or grant of Rights, the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares and, if applicable, Share-Related Securities pursuant to the terms of such Rights and, if applicable, Share-Related Securities at the initial price or rate,

provided, however, that if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this Condition 21 shall be the Minimum Conversion Price.

(d) *Formula:* If on the date (the **"Specified Date"**) of issue or grant of the relevant Rights in respect of Shares or Rights in respect of Share-Related Securities the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares and, if applicable, Share-Related Securities pursuant to the terms of such Rights and, if applicable, Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Condition 21, "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e) *Effect of adjustment:* The Conversion Price as adjusted pursuant to this Condition 21 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

22. **Share-Related Securities Issued Other than to Shareholders**

(a) *Adjustment event:* If and whenever the Issuer or (pursuant to arrangements with the Issuer) any other person or entity shall issue, wholly for cash or for no consideration, any Share-Related Securities or shall grant to any existing securities so issued such rights as to make such securities Share-Related Securities as a result of which, in each case, persons to whom the Share-Related Securities or such rights are issued or granted have the right to acquire Shares at a Consideration per Share which is less than 85 per cent. of the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of issue of such Share-Related Securities or the terms of such grant, the Conversion Price shall be subject to adjustment in accordance with this Condition 22. However, if any such issue or grant also falls within the terms of Condition 19 *(Shares, Rights and Share-Related Securities Issued to Shareholders)*, Condition 20 *(Issue of Other Securities to Shareholders)* or Condition 21 *(Issues of Shares at Below Current Market Price)*, the Conversion Price shall not be subject to adjustment in accordance with this Condition 22.

(b) *Effective Date:* For the purposes of this Condition 22 the **"Effective Date"** means the date of issue of the Share-Related Securities or the grant of the relevant rights.

(c) *Adjustment to the Conversion Price:* In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

$$\frac{A+B}{A+C}$$

where:

A = the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

B = the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and

C = the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate.

provided, however, that if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this Condition 22 shall be the Minimum Conversion Price.

(d) *Formula:* If on the date (the **"Specified Date"**) of issue of the relevant Share-Related Securities or date of grant of such rights the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Condition 22, "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e) *Effect of adjustment:* The Conversion Price as adjusted pursuant to this Condition 22 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has

not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

23. Amendment of Terms of Rights or Share-Related Securities

(a) *Adjustment event:* If and whenever the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of any Rights or Share-Related Securities are amended (other than in accordance with their terms of issue (including terms as to adjustment of such rights)) so that following such amendment the Consideration per Share is (1) reduced and (2) less than 85 per cent. of the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of the proposals for such amendment, the Conversion Price shall be subject to adjustment in accordance with this Condition 23.

(b) *Effective Date:* For the purposes of this Condition 23, **"Effective Date"** means the date of amendment of such rights.

(c) *Adjustment to the Conversion Price:* In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

$$\frac{A+B}{A+C}$$

where:

A is the number or Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

B is the number of Shares which the Aggregate Consideration (calculated taking account of the amended rights) would purchase at such Current Market Price; and

C the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities at the amended subscription, purchase or acquisition price or rate (but giving credit in such manner as shall be Determined by an Expert to be appropriate for any previous adjustment under Condition 19 *(Shares, Rights and Share-Related Securities Issued to Shareholders)*, Condition 22 *(Share-Related Securities Issued Other than to Shareholders)* or this Condition 23).

provided, however, that if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this Condition 23 shall be the Minimum Conversion Price.

(d) *Formula:* If on the date (the **"Specified Date"**) of such amendment the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Condition 23, "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e) *Effect of adjustment:* The Conversion Price as adjusted pursuant to this Condition 23 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

24. **Other Arrangements to Acquire Securities**

(a) *Adjustment event:* If and whenever the Issuer or (pursuant to arrangements with the Issuer) any other person or entity shall offer any securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them, the Conversion Price shall be subject to adjustment in accordance with this Condition 24. However, if any such offer also causes the Conversion Price to be adjusted within the terms of Condition 19 *(Shares, Rights and Share-Related Securities Issued to Shareholders)* or Condition 20 *(Issue of Other Securities to Shareholders)* (or would cause the Conversion Price to be so adjusted if the relevant Consideration per Share was less than 95 per cent. of the Current Market Price per Share on the relevant Exchange Business Day), the Conversion Price shall not be subject to adjustment in accordance with this Condition 24.

(b) *Effective Date:* For the purposes of this Condition 24, the **"Effective Date"** means the first date on which the Shares are traded ex-rights on the Relevant Exchange.

(c) *Adjustment to the Conversion Price:* In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

$$\frac{A-B}{A}$$

where:

A = the Current Market Price of one Share on the Exchange Business Day immediately preceding the date of the first public announcement of such offer; and

B = the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Share.

(d) *Effect of adjustment:* The Conversion Price as adjusted pursuant to this Condition 24 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to these Conditions.

25. **Other Events; Contemporaneous Events**

(a) *Adjustment event:* If the Issuer (after consultation with the Trustee) or the Trustee (after consultation with the Issuer) determines that:

(i) an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in Condition 16 *(Dividends)* to Condition 24 *(Other Arrangements to Acquire Securities)* (even if the relevant event or circumstance is specifically excluded from the operation of Condition 16 *(Dividends)* to Condition 24 *(Other Arrangements to Acquire Securities)*); or

(ii) more than one event which gives rise or may give rise to an adjustment to the Conversion Price has occurred or will occur within such a short period of time that a modification to the operation of the adjustment provisions is required in order to give the intended result; or

(iii) one event which gives rise or may give rise to more than one adjustment to the Conversion Price has occurred or will occur such that a modification to the operation of the adjustment provisions is required in order to give the intended result,

the Issuer shall, at its own expense, use all reasonable endeavours to procure that such adjustment (if any) to the Conversion Price as is fair and reasonable to take account thereof and the date on which such adjustment should take effect shall be Determined by an Expert.

(b) *Effective Date:* Upon such determination, the Issuer and the Trustee shall procure that such adjustment (if any) shall be made and shall take effect in accordance with such determination, *provided, however*, that an adjustment shall only be made pursuant to this Condition 25 if the relevant Expert is requested to make such a determination not more than 60 days after the date on which the relevant event occurs or circumstances exist.

(c) *Certificate of Expert:* If any doubt shall arise as to any appropriate adjustment to the Conversion Price, the Issuer shall use all reasonable endeavours to procure that the appropriate adjustment shall be Determined by an Expert and a certificate from the relevant Expert as to the appropriate adjustment to the Conversion Price shall, in the absence of manifest error, be conclusive and binding on all concerned.

26. **Minor Adjustments and No Adjustments**

(a) *Rounding and adjustments of less than one per cent:* On any adjustment of the Conversion Price, the resultant Conversion Price, if not an integral multiple of one cent, shall be rounded down to the nearest whole cent. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment but such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time.

(b) *Employee share schemes:* No adjustment shall be made to the Conversion Price where Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of employees or former employees (including directors holding or formerly holding executive office) pursuant to any employees' share scheme or plan or consultants of the Issuer or any Subsidiary or any associated company of the Issuer pursuant to any other share scheme or plan (including a dividend reinvestment plan).

(c) *Adjustments not permitted by law:* The Conversion Price may not be adjusted so that exercise of the Conversion Right would require Shares to be issued in circumstances not permitted by applicable law.

27. **Adjustments for Conversion near a Record Date**

(a) *Adjustment Event:* If and whenever the Conversion Price is to be adjusted pursuant to any of Condition 16 *(Dividends)* to Condition 24 *(Other Arrangements to Acquire Securities)* and the Conversion Date in relation to any Note is either:

(i) after the Record Date for any such issue, distribution, grant or offer as is mentioned in the relevant Condition but before the relevant adjustment becomes effective under the relevant Condition; or

(ii) before the Record Date for any such issue, distribution, grant or offer as is mentioned in the relevant Condition but in circumstances where the relevant Noteholder is unable, by the relevant Record Date, to become duly entitled to the Shares for the purpose of receiving the issue, distribution, grant or offer as is mentioned in the relevant Condition,

the Conversion Right attaching to the relevant Note shall be subject to adjustment in accordance with this Condition 27.

(b) *Adjustment to the Conversion Right:* Upon the relevant adjustment becoming effective under the relevant Condition the Issuer shall procure that there shall be issued to the converting Noteholder or in accordance with the instructions contained in the relevant Conversion Notice (subject to any applicable exchange control or other laws or other regulations) such additional number of Shares

as, together with the Shares issued or to be issued on conversion of the relevant Note, is equal to the number of Shares which would have been required to be issued on conversion of such Note if the relevant adjustment to the Conversion Price had in fact been made and become effective immediately before the relevant Conversion Date.

(c) *Shares in certificated form:* A certificate in respect of such Additional Shares will be dispatched by mail free of charge (but uninsured and at the risk of the person entitled thereto) to the relevant Noteholder or as it may direct in the relevant Conversion Notice within 28 days following the relevant Conversion Date or the date of issue of the relevant Shares, if adjustment results from the issue of Shares, whichever is the later.

28. **Aggregate Consideration and Consideration per Share**

(a) *Applicability of this Condition:* For the purpose of calculating any adjustment to the Conversion Price pursuant to this Condition, in the case of any:

(i) issue, grant or offer of Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities; or

(ii) grant to any existing securities issued of such rights as to make such securities Share-Related Securities; or

(iii) amendment of the terms of any Rights or Share-Related Securities (other than in accordance with their terms of issue),

the **"Aggregate Consideration"** and the **"Number of Shares"** shall be calculated or determined (if necessary) in accordance with the following provisions of this Condition 28 and the **"Consideration per Share"** shall, in each case, be the relevant Aggregate Consideration divided by the relevant Number of Shares.

(b) *Shares for cash:* In the case of an issue, grant or offer of Shares for cash:

(i) the Aggregate Consideration shall be the amount of such cash, provided that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by the Issuer for any underwriting of the issue or otherwise in connection therewith; and

(ii) the Number of Shares shall be the number of Shares so issued, granted or offered.

(c) *Shares not for cash:* In the case of the issue, grant or offer of Shares for a consideration in whole or in part other than cash:

(i) the Aggregate Consideration shall be the amount of such cash (if any) plus the consideration other than cash, which shall be deemed to be the Fair Market Value thereof or, if pursuant to applicable law such determination is to be made by application to a court of competent jurisdiction, the value thereof as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof; and

(ii) the Number of Shares shall be the number of Shares so issued, granted or offered.

(d) *Issue of Share-Related Securities:* In the case of the issue, grant or offer of Share-Related Securities or Rights in respect of Share-Related Securities or the grant to any securities issued of such rights as to make such securities Share-Related Securities:

(i) the Aggregate Consideration shall be:

(A) the consideration (if any) received by the Issuer for such Share-Related Securities and (if applicable) Rights or, as the case may be, such grant; plus

(B) the additional consideration (if any) to be received by the Issuer upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate,

the consideration in each case to be determined in the same manner as provided in paragraphs (b) and (c) of this Condition 28; and

(ii) the Number of Shares shall be the number of Shares to be issued upon (and assuming) such exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate.

(e) *Amendment of Share-Related Securities/Rights in respect of Share-Related Securities:* In the case of the amendment of the terms of any Share-Related Securities and/or Rights in respect of Share-Related Securities (in either case, other than in accordance with their terms of issue):

(i) the Aggregate Consideration shall be:

(A) the consideration (if any) received by the Issuer for such amendment; plus

(B) the additional consideration (if any) to be received by the Issuer upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate or (in the case of an amendment to the terms of such Share-Related Securities) the amended price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate,

the consideration in each case to be determined in the same manner as provided in paragraphs (b) and (c) of this Condition 28; and

(ii) the Number of Shares shall be the number of Shares to be issued upon (and assuming) such exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate or (in the case of an amendment to the terms of such Share-Related Securities) the amended price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate.

(f) *Rights in respect of Shares:* In the case of the issue, grant or offer of Rights in respect of Shares or the amendment of the terms of any Rights in respect of Shares (other than in accordance with their terms of issue):

(i) the Aggregate Consideration shall be:

(A) the consideration received by the Issuer for any such Rights or, as the case may be, such amendment; plus

(B) the additional consideration to be received by the Issuer upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate,

the consideration in each case to be determined in the same manner as provided in paragraphs (b) and (c) of this Condition 28; and

(ii) the Number of Shares shall be the number of Shares to be issued upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate.

(g) *Currency translation:* If any of the consideration referred to in any of the preceding paragraphs of this Condition 28 is receivable in a currency other than U.S. dollars, such consideration shall be translated into U.S. dollars for the purposes of this Condition 28:

(i) in any case where there is a fixed rate of exchange between U.S. dollars and the relevant currency for the purposes of the issue, grant or offer of the Shares, Share-Related Securities or Rights, the exercise of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights or the exercise of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities, at such fixed rate of exchange; and

(ii) in all other cases, at the Screen Rate on the date as of which the said consideration is required to be calculated.

29. **Trustee Not Obliged to Monitor**

The Trustee shall not be under any duty to monitor or make enquiries as to whether or not any event or circumstance which gives rise or may give rise to an adjustment to the Conversion Price has occurred or may occur and will not be responsible to Noteholders for any loss arising from any failure by it to do so.

30. **Notice of Adjustment of the Conversion Price**

The Issuer shall give notice to the Trustee and to the Noteholders in accordance with Condition 44 *(Notices)* of any adjustment of the Conversion Price or the Minimum Conversion Price as soon as reasonably practicable following the determination thereof.

COVENANTS RELATING TO THE EQUITY OPTION

31. **Shares Available**

For so long as any Conversion Right remains exercisable, the Issuer shall keep available for issue free from pre-emptive or other similar rights out of its authorised but unissued share capital such number of Shares as would enable such Conversion Right to be satisfied in full.

32. **Listing of Shares Issued upon Conversion**

The Issuer shall use all reasonable endeavours to ensure that the Shares issued upon exercise of any Conversion Right will be admitted to listing on each of the Relevant Exchange and the Toronto Stock Exchange in accordance with its rules and will be admitted to listing, trading and/or quotation by such other or further listing authorities, stock exchanges and/or quotation systems by which the Shares are then (following application by or on behalf of the Issuer) admitted to listing, trading and/or quotation in accordance with their respective rules.

33. **Corporate Reorganisation**

(a) *Merger; sale of assets:* In the event of any:

(i) consolidation, amalgamation, statutory arrangement, merger or binding share exchange of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation) (the **"Successor Corporation"**); or

(ii) sale or transfer of all or substantially all of the assets of the Issuer,

the Issuer shall immediately notify the Noteholders and the Trustee of such event and use all reasonable endeavours to cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case may be, to execute a trust deed supplemental to the Trust Deed providing that the holder of each Note then outstanding shall have the right (during the Conversion Period) to convert such Note into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares into which such Note would have been converted had the relevant Conversion Date fallen immediately prior to such consolidation, amalgamation, merger, sale or transfer.

(b) *Other adjustments:* Such supplemental trust deed shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in these Conditions. The undertaking contained in this Condition 33 is without prejudice to the provisions of Condition 15 *(Change of Control)* and shall apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

(c) *Notice:* Promptly upon execution and delivery of such supplemental trust deed the Issuer shall give notice to the Trustee and to the Noteholders in accordance with Condition 44 *(Notices)*, stating the consideration into which the Notes will be convertible after the execution and delivery of such supplemental trust deed.

34. **Restriction on New Classes of Shares**

For so long as any Conversion Right remains exercisable, the Issuer shall not create or permit there to be in issue any class of equity shares carrying any rights which are more favourable than the rights attaching to the Shares with respect to voting, dividends or liquidation, where "equity shares" means any shares in the capital of the Issuer other than shares which neither as respects dividends nor as respect capital carry any right to participate beyond a specified amount in a distribution, whether in a liquidation or otherwise.

35. **Frustration of Conversion Right**

For so long as any Conversion Right remains exercisable, the Issuer shall not take any action which would have the effect, or but for the provisions of Condition 26(c) *(Minor Adjustments and No Adjustments - Adjustments not permitted by law)* would have the effect, that exercise of the Conversion Right would require Shares to be issued in circumstances not permitted by applicable law.

36. **Capitalisation of Profits or Reserves**

For so long as any Conversion Right remains exercisable, the Issuer shall not issue or pay up any securities, in either case, by way of capitalisation of profits or reserves, except:

(a) where such action gives rise (or would, but for the provisions of Condition 26 *(Minor Adjustments and No Adjustments)*, give rise) to an adjustment to the Conversion Price;

(b) where such action constitutes a Dividend in Shares which does not give rise to an adjustment to the Conversion Price; or

(c) by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto.

37. **Reduction of Share Capital**

For so long as any Conversion Right remains exercisable, the Issuer shall not reduce its issued share capital except where such reduction:

(a) gives rise (or would, but for the provisions of Condition 26 *(Minor Adjustments and No Adjustments)*, give rise) to an adjustment to the Conversion Price;

(b) is pursuant to the terms of the relevant share capital; or

(c) is by means of a purchase or redemption of share capital.

MISCELLANEOUS PROVISIONS

38. Determined by an Expert

In relation to any matter required by these Conditions or the Trust Deed to be Determined by an Expert, the Issuer shall promptly appoint an Expert with the prior written approval of the Trustee. If when any matter is required by these Conditions or the Trust Deed to be Determined by an Expert, the Issuer shall within a reasonable time fail to appoint an Expert the Trustee shall be entitled (but not obliged) to make such appointment. In either case, any such appointment shall be for the account of the Issuer.

39. Prescription

Claims for principal shall become void unless the relevant Notes are presented for payment within 10 years of the appropriate Relevant Date. Claims for interest shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date.

40. Replacement of Notes and Coupons

If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Principal Paying and Conversion Agent, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

41. Trustee and Paying and Conversion Agents

(a) *Role of Trustee:* Under the Trust Deed, the Trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to the claims of the Noteholders. In addition, the Trustee is entitled to enter into business transactions with the Issuer and any entity relating to the Issuer without accounting for any profit. In the exercise of its powers and discretions under these Conditions and the Trust Deed, the Trustee will have regard to the interests of the Noteholders as a class and will not be responsible for any consequence for individual holders of Notes or Coupons as a result of such holders being connected in any way with a particular territory or taxing jurisdiction and no Noteholder shall be entitled to claim from the Issuer or the Trustee, any indemnification or other payment in respect of any consequence (including without limitation, any tax consequences) for individual Noteholders of any such exercise.

(b) *Roles of Paying and Conversion Agents:* In acting under the Agency Agreement and in connection with the Notes and the Coupons, the Paying and Conversion Agents act solely as agents of the Issuer and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

(c) *Changes to Paying and Conversion Agents:* The initial Paying and Conversion Agents and their initial Specified Offices are listed below. The Issuer reserves the right (with the prior approval of the Trustee) at any time to vary or terminate the appointment of any Paying and Conversion Agent and to appoint a successor principal paying and conversion agent and additional or successor paying and conversion agents; provided, however, that the Issuer shall at all times maintain a principal paying and conversion agent and, if European Council Directive 2003/48.EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 is brought into force, it will ensure that it maintains a paying and conversion agent in an EU Member State that will not be obliged to withhold or deduct tax pursuant to such Directive.

Notice of any change in any of the Paying and Conversion Agents or in their Specified Offices shall promptly be given to the Noteholders.

42. **Meetings of Noteholders; Modification and Waiver**

(a) *Meetings of Noteholders:* The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; *provided, however, that* Reserved Matters may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b) *Modification and waiver:* The Trustee may, without the consent of the Noteholders or Couponholders agree to any modification of these Conditions or the Trust Deed (other than in respect of a Reserved Matter or in respect of an amendment to the Debt Ratio pursuant to Condition 5) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders and to any modification of the Notes or the Trust Deed which is of a formal, minor or technical nature or is to correct a manifest error.

In addition, the Trustee may, without the consent of the Noteholders or Couponholders authorise or waive any proposed breach of breach of the Notes or the Trust Deed (other than a proposed breach or breach relating to the subject of a Reserved Matter or in respect of an amendment to the Debt Ratio pursuant to Condition 5) if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.

Unless the Trustee agrees otherwise, any such authorisation, waiver or modification shall be notified to the Noteholders as soon as practicable thereafter.

43. **Enforcement**

The Trustee may at any time, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to do so unless:

(a) it has been so requested in writing by the holders of at least one quarter of the aggregate principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and

(b) it has been indemnified or provided with security to its satisfaction.

No Noteholder may proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing.

44. **Notices**

Notices to the Noteholders shall be valid if published in a leading newspaper having general circulation in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of first publication. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders.

45. **Governing Law and Jurisdiction**

(a) *Governing law:* The Trust Deed and the Notes and all matters arising from or connected with the Trust Deed and the Notes are governed by, and shall be construed in accordance with, English law.

(b) *Jurisdiction:* The Issuer has in the Trust Deed (i) agreed for the benefit of the Trustee and the Noteholders that the courts of England shall have exclusive jurisdiction to settle any dispute (a **"Dispute"**) arising from or connected with the Notes; (ii) agreed that those courts are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue that any other courts are more appropriate or convenient; and (iii) designated a person in England to accept service of any process on its behalf. The Trust Deed also states that nothing contained in the Trust Deed prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute (**"Proceedings"**) in any other courts with jurisdiction and that, to the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1. **Definitions**

In this Trust Deed and the Conditions, the following expressions have the following meanings:

"**Block Voting Instruction**" means, in relation to any Meeting, a document in the English language issued by a Paying and Conversion Agent:

(a) certifying that certain specified Notes (each a "**Deposited Note**") have been deposited with such Paying and Conversion Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i) the conclusion of the Meeting; and

(ii) the surrender to such Paying and Conversion Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying and Conversion Agent to the Issuer and the Trustee; and

(b) certifying that the depositor of each Deposited Note or a duly authorised person on its behalf has instructed the relevant Paying and Conversion Agent that the votes attributable to such Deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c) listing the total number and (if in definitive form) the certificate numbers of the Deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d) authorising a named individual or individuals to vote in respect of the Deposited Notes in accordance with such instructions;

"**Chairman**" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (*Chairman*);

"**Extraordinary Resolution**" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

"**Meeting**" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

"Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a) any such person whose appointment has been revoked and in relation to whom the relevant Paying and Conversion Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b) any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

"Relevant Fraction" means:

(a) for all business other than voting on an Extraordinary Resolution, one tenth;

(b) for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

(c) for voting on any Extraordinary Resolution relating to a Reserved Matter, not less than three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i) for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii) for voting on any Extraordinary Resolution relating to a Reserved Matter, not less than one quarter;

"Voter" means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a definitive Note who produces such definitive Note at the Meeting;

"Voting Certificate" means, in relation to any Meeting, a certificate in the English language issued by a Paying and Conversion Agent and dated in which it is stated:

(a) that certain specified Notes (the **"Deposited Notes"**) have been deposited with such Paying and Conversion Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

  (i) the conclusion of the Meeting; and

  (ii) the surrender of such certificate to such Paying and Conversion Agent; and

(b) that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Notes;

"**Written Resolution**" means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

"**24 hours**" means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying and Conversion Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

"**48 hours**" means 2 consecutive periods of 24 hours.

2. **Issue of Voting Certificates and Block Voting Instructions**

The holder of a Note may obtain a Voting Certificate from any Paying and Conversion Agent or require any Paying and Conversion Agent to issue a Block Voting Instruction by depositing such Note with such Paying and Conversion Agent or arranging for such Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3. **References to deposit/release of Notes**

Where Notes are within Euroclear or Clearstream, Luxembourg or any other clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear or Clearstream, Luxembourg or such other clearing system.

4. **Validity of Block Voting Instructions**

Block Voting Instruction shall be valid only if deposited at the Specified Office of the relevant Paying and Conversion Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not

be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5. **Convening of Meeting**

The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

6. **Notice**

At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying and Conversion Agents (with a copy to the Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer, the Trustee. The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Notes may be deposited with, or to the order of, any Paying and Conversion Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7. **Chairman**

An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8. **Quorum**

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; *provided, however, that*, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by the Temporary Global Note and the Permanent Global Note, a single Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9. **Adjournment for want of quorum**

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a) in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b) in the case of any other Meeting (unless the Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14

days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); *provided, however, that*:

(i) the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and

(ii) no Meeting may be adjourned more than once for want of a quorum.

10. **Adjourned Meeting**

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11. **Notice following adjournment**

Paragraph 6 (*Notice*) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a) 10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b) the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12. **Participation**

The following may attend and speak at a Meeting:

(a) Voters;

(b) representatives of the Issuer and the Trustee;

(c) the financial advisers of the Issuer and the Trustee;

(d) the legal counsel to the Issuer and the Trustee and such advisers; and

(e) any other person approved by the Meeting or the Trustee.

13. **Show of hands**

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14. **Poll**

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15. **Votes**

Every Voter shall have:

(a) on a show of hands, one vote; and

(b) on a poll, one vote in respect of each U.S.$ 100,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

16. **Validity of Votes by Proxies**

Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that none of the Issuer, the Trustee or the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; *provided, however, that* no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction to vote at the Meeting when it is resumed.

17. **Powers**

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a) to approve any Reserved Matter;

(b) to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c) to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes;

(d) to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of this Trust Deed or the Notes or any act or omission which might otherwise constitute an event of default under the Notes;

(e) to remove any Trustee;

(f) to approve the appointment of a new Trustee;

(g) to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(h) to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

(i) to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution; and

(j) to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18. **Extraordinary Resolution binds all holders**

An Extraordinary Resolution shall be binding upon all Noteholders and Couponholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying and Conversion Agents (with a copy to the Issuer and the Trustee) within 14 days of the conclusion of the Meeting.

19. **Minutes**

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be *prima facie* evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20. **Written Resolution**

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21. **Further regulations**

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations

regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

SCHEDULE 4

FORM OF ISSUER'S CERTIFICATE

[On the Letterhead of the Issuer]

The Law Debenture Trust Corporation p.l.c.
Fifth Floor
100 Wood Street
London EC2V 7EX
Trust Code: 67325

[Date]

Dear Sirs

Taseko Mines Ltd (the "Issuer") U.S.$ 30,000,000 7.125 per cent. Convertible Notes due 2011 (the "Notes")

We, being Directors of the Issuer, refer to the Trust Deed dated 29 August 2006 (the **"Trust Deed"**) between the Issuer and yourselves relating to the issue of the above Notes. Terms used but not defined herein have the meaning given to them in the Trust Deed.

As required by Clause 5.3 of the Trust Deed, we certify that, as at [*date falling not more than seven days prior to the date of this certificate*] (a) [there did not exist any Event of Default or Potential Event of Default] [*Issuer to specify details of any existing Event of Default of Potential Event of Default*]; (b) between the date of [the Trust Deed][1] the [the last such certificate][2] and the date hereof the Issuer has complied with all of its obligations under the Trust Deed; and (c) between the date of [the Trust Deed][3] the [the last such certificate][4] and the date hereof there has been no breach of the Debt Ratio.

Yours faithfully

TASEKO MINES LTD

By:

[Director/Authorised Signatory] [Director/Authorised Signatory]

---

[1] Applicable for the fist such certificate

[2] Applicable for all but the first such certificate

[3] Applicable for the fist such certificate

[4] Applicable for all but the first such certificate

EXECUTION

SIGNED as a **DEED**)
by **TASEKO MINES LTD.**)
acting by:) RONALD W. THIESSEN
acting by:) RUSSELL E. HALLBAUER

SIGNED as a **DEED**)
By **THE LAW DEBENTURE TRUST**)
CORPORATION P.L.C.)
acting by:)
acting by:)



Representing
Law Debenture
Corporate Services Limited

CLIFFORD

CHANCE

LIMITED LIABILITY PARTNERSHIP

EXECUTION COPY

TASEKO MINES LTD.

U.S.$ 30,000,000 7.125 per cent. Convertible Notes due 2011

PLACEMENT AGREEMENT

CONTENTS

THIS AGREEMENT is made on 25 August 2006

BETWEEN

(1) **TASEKO MINES LTD.** (the "**Issuer**"); and

(2) **BAYERISCHE HYPO- UND VEREINSBANK AG** as sole bookrunner (the "**Bookrunner**").

WHEREAS

(A) The Issuer has authorised the creation and issue of U.S.$ 30,000,000 in aggregate principal amount of 7.125 per cent. Convertible Notes due 2011 (the "**Notes**") convertible into ordinary shares in the share capital of the Issuer (the "**Shares**").

(B) The Notes will be in bearer form and in the denomination of U.S.$ 100,000. The Notes will initially be in the form of a temporary global note (the "**Temporary Global Note**"), which will be exchangeable for interests in a permanent global note (the "**Permanent Global Note**") in the circumstances specified in the Temporary Global Note. The Permanent Global Note will in turn be exchangeable for notes in definitive form ("**Definitive Notes**"), with interest coupons ("**Coupons**") attached, in the circumstances specified in the Permanent Global Note.

(C) The Notes will be issued subject to, and have the benefit of, a trust deed (the "**Trust Deed**"), a draft of which is in the agreed form and to which will be scheduled the forms of the Temporary Global Note, the Permanent Global Note and any Definitive Notes. The Trust Deed will be made between the Issuer and The Law Debenture Trust Corporation p.l.c. (the "**Trustee**") as trustee for the holders of the Notes from time to time.

(C) The Issuer will, in relation to the Notes, enter into a paying and conversion agency agreement (the "**Agency Agreement**") with Citibank N.A. as principal paying and conversion agent (the "**Principal Paying and Conversion Agent**"), the other paying and conversion agents named therein and the Trustee.

IT IS AGREED as follows:

1. INTERPRETATION

1.1 Definitions

In this Agreement the following expressions have the following meanings:

"**Clearstream, Luxembourg**" means Clearstream Banking, société anonyme, Luxembourg;

"**Closing Date**" means, subject to Clause 8.2 (*Postponed closing*), 29 August 2006;

"**Conditions**" means the terms and conditions of the Notes as scheduled to the agreed form of the Trust Deed as the same may be modified prior to the Closing Date, and any reference to a numbered "**Condition**" is to the correspondingly numbered provision thereof;

"**Euroclear**" means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

"**Event of Default**" means one of those circumstances described in Condition 10 (*Events of Default*);

"**FSMA**" means the Financial Services and Markets Act 2000;

"**Issue Documents**" means the Trust Deed and the Agency Agreement;

"**Issue Price**" means 100 per cent. of the aggregate principal amount of the Notes;

"**Loss**" means any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses and any value added tax thereon);

"**person**" means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

"**Related Party**" means, in respect of any person, any affiliate of that person or any officer, director, employee or agent of that person or any such affiliate or any person by whom any of them is controlled (where the terms "affiliate" and "controlled" have the meanings given to them by the Securities Act and the regulations thereunder);

"**Securities Act**" means the United States Securities Act of 1933;

"**Subsidiary**" means, in respect of any person (the "**first person**") at any particular time, any other person (the "**second person**"):

(a) *Control*: whose affairs and policies the first person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise; or

(b) *Consolidation*: whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first person.

"**U.S.$**" and "**U.S. dollars**" denote the lawful currency for the time being of the United States of America.

1.2 **Clauses and Schedules**

Any reference in this Agreement to a Clause, a sub-clause or a Schedule is, unless otherwise stated, to a clause or sub-clause hereof or a schedule hereto.

1.3 **Legislation**

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.4 **Headings**

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

1.5 **Agreed Form**

Any reference herein to a document being in "**agreed form**" means that the document in question has been agreed between the proposed parties thereto, subject to any amendments that the parties may agree upon prior to the Closing Date.

2. **ISSUE OF THE NOTES**

2.1 **Undertaking to issue**

The Issuer undertakes to the Bookrunner that:

2.1.1 *Issue of Notes*: subject to and in accordance with the provisions of this Agreement, the Notes will be issued on the Closing Date, in accordance with this Agreement and the Trust Deed; and

2.1.2 *Issue documentation*: it will on or before the Closing Date, execute the Issue Documents.

2.2 **Undertaking to procure subscribers for the Notes**

The Bookrunner undertakes to the Issuer that, subject to and in accordance with the provisions of this Agreement, it will use its best efforts to procure subscribers for the Notes on the Closing Date at the Issue Price.

3. **REPRESENTATIONS AND WARRANTIES BY THE ISSUER**

3.1 **Issuer's representations**

The Issuer represents and warrants to the Bookrunner that:

3.1.1 *Incorporation, capacity and authorisation*: the Issuer is duly incorporated, validly existing under the laws of the Province of British Columbia, Canada with full power and capacity to own or lease its property and assets and to conduct its business and is lawfully qualified to do business in those jurisdictions in which business is conducted by it; the Issuer has full power and capacity to create and issue the Notes, to execute this Agreement and the Issue Documents and to undertake and perform the obligations expressed to be assumed by it herein and therein, and the Issuer has taken all necessary action to approve and authorise the same;

3.1.2 *No breach*: the creation, issue and sale of the Notes, the execution of this Agreement and the Issue Documents and the undertaking and performance by

the Issuer of the obligations expressed to be assumed by it herein and therein will not conflict with, or result in a breach of or default under, the laws of Canada, any agreement or instrument to which it is a party or by which it is bound or in respect of indebtedness in relation to which it is a surety or any provision of the constitutive documents of the Issuer;

3.1.3 *Legal, valid, binding and enforceable*: this Agreement constitutes and, upon due execution by or on behalf of the Issuer and (in the case of the Temporary Global Note, the Permanent Global Note and any Definitive Notes) due authentication and delivery, the Issue Documents, the Temporary Global Note, the Permanent Global Note and any Definitive Notes will constitute legal, valid, binding and enforceable obligations of the Issuer;

3.1.4 *Status*: the Notes will constitute direct, general and unconditional obligations of the Issuer which (i) rank *pari passu* among themselves and (ii) will at all times rank at least *pari passu* with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application;

3.1.5 *Approvals in connection with the Notes*: all authorisations, consents and approvals required by the Issuer in connection with the creation, issue and sale of the Notes, the execution of this Agreement and the Issue Documents, the performance by the Issuer of the obligations expressed to be undertaken by it herein and therein have been (or will, prior to the Closing Date, be) obtained and are (or will, on the Closing Date, be) in full force and effect, provided that the formal approval of the listing of the Shares issued on conversion of the Notes on the American Stock Exchange and the Toronto Stock Exchange will follow the Closing Date;

3.1.6 *Financial statements*: the Issuer's consolidated audited financial statements for its two financial years ended 30 September 2004 and 30 September 2005, and its consolidated unaudited financial statements for the three months ended 31 December 2005, its consolidated unaudited financial statements for the six months ended 31 March 2006 and its consolidated unaudited financial statements for the nine months ended 30 June 2006 were prepared in accordance with accounting principles generally accepted in Canada and consistently applied and give (in conjunction with the notes thereto) a true and fair view of the financial condition of the Issuer and its Subsidiaries (taken as a whole) as at the date as of which they were prepared and the result of the Issuer's operations/operations of the Issuer and its Subsidiaries (taken as a whole) during the periods then ended;

3.1.7 *Approvals in connection with the Shares*: subject to sub-clause 3.1.5 (*Approvals in connection with the Notes*), all authorisations, consents and approvals required by the Issuer in connection with the issue of the Shares upon conversion of the Notes in accordance with the Conditions have been (or will, prior to the Closing Date, be) obtained and are (or will, on the Closing

Date, be) in full force and effect; the Shares to be issued upon conversion of the Notes in accordance with the Conditions have been duly authorised and are available for issue and when so issued will be fully paid;

3.1.8 *Pre-emptive rights*: none of the Notes, nor the Shares to be issued upon conversion of the Notes in accordance with the Conditions will be issued in violation of the pre emptive rights of any holder of Shares;

3.1.9 *Status of the Shares*: the Shares to be delivered on conversion of the Notes will subject as provided in the Conditions, rank pari passu with the other outstanding fully paid Shares of the Issuer in issue on the relevant Conversion Date (as defined in the Conditions); the Shares to be issued upon conversion of the Notes will be issued credited as fully paid and will not be subject to calls for further funds;

3.1.10 *No material litigation*: there are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened, of which the Issuer is aware) which may have, or have had during the 12 months prior to the date of this Agreement, an effect on the financial position or profitability of the Issuer and its Subsidiaries which is material in the context of the issue of the Notes;

3.1.11 *No material change:* since 30 September 2005 there has been no adverse change in the prospects of the Issuer or the Issuer and its Subsidiaries nor any change in the financial or trading position of the Issuer or the Issuer and its Subsidiaries which, in either case, is material in the context of the issue of the Notes; and

3.1.12 *No Event of Default*: no event has occurred which is or would (with the passage of time, the giving of notice or the making of any determination) become an Event of Default.

3.2 **Change in matters represented**

The Issuer shall forthwith notify the Bookrunner of anything which at any time prior to the Closing Date has or may have rendered, or will or may render, untrue or incorrect in any respect any representation and warranty by the Issuer in this Agreement as if it had been made or given at such time with reference to the facts and circumstances then subsisting.

3.3 **Representations repeated**

The representations and warranties in Clause 3.1 (*Issuer's representations*) shall be deemed to be repeated (with reference to the facts and circumstances then subsisting) on each date falling on or before the Closing Date.

4. UNDERTAKINGS BY THE ISSUER

4.1 No announcements

From the date of this Agreement to (and including) the Closing Date, the Issuer shall not, without the prior written consent of the Bookrunner, make:

4.1.1 any announcement which might reasonably be expected to have an adverse effect on the marketability of the Notes; or

4.1.2 any communication which might reasonably be expected to prejudice the ability of the Bookrunner lawfully to procure subscribers for the Notes in accordance with the provisions set out in the Schedule.

4.2 Delivery of Notes

The Issuer shall make arrangements reasonably satisfactory to the Bookrunner to ensure that any Definitive Notes are delivered to the Principal Paying Agent for authentication in the form required by, and otherwise in accordance with, the Trust Deed and the Agency Agreement.

4.3 Restriction on New Issues of Shares

During the period from the Closing Date to 27 November 2006 (both dates inclusive) the Issuer or any its affiliates will not, without the prior written consent of the Bookrunner (which shall not be unreasonably withheld or delayed) (i) directly or indirectly, issue, offer pledge, sell, contract to issue or sell, issue or sell any option or contract to purchase, purchase any option or contract to issue or sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Shares or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Shares, whether any such swap or transaction described in paragraph (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply (i) to the Notes or (ii) in connection with transactions which were publicly announced prior to 10 August 2006 or (iii) to any Shares issued upon conversion of the Notes or (iv) to any redemption or repurchase of existing bonds which carry the right of conversion or exchange into Shares or (v) upon exercise of existing options in respect of Shares or (vi) to the grant of options under any directors' or employees' share scheme or (vii) the grant of options pursuant to contractual obligations prior to the date hereto or (viii) the purchase of Shares. For the purposes of this paragraph "Shares" shall include participation certificates and any depositary or other receipt, instrument, rights or entitlement representing Shares.

4.4 Adjustments to Conversion Price

From the date of this Agreement to (and including) the Closing Date, the Issuer shall not, without the prior written consent of the Bookrunner, do anything which would result in an adjustment to the Conversion Price (as defined in the Conditions).

5. SELLING RESTRICTIONS

Each of the parties to this Agreement represents, warrants and undertakes as set out in the Schedule.

6. INDEMNIFICATION

6.1 Indemnity by Issuer

The Issuer undertakes to the Bookrunner that if the Bookrunner or any of the Bookrunner's Related Parties incurs any Loss arising out of, in connection with or based on:

6.1.1 *Misrepresentation*: any inaccuracy or alleged inaccuracy of any representation and warranty by the Issuer in this Agreement (on the date of this Agreement or on any date when it is deemed to be repeated); or

6.1.2 *Breach*: any breach or alleged breach by the Issuer of any of its undertakings in this Agreement;

the Issuer shall pay to the Bookrunner on demand an amount equal to such Loss. The Bookrunner shall not have any duty or other obligation, whether as fiduciary or trustee for any of its Related Parties or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause.

6.2 Conduct of claims

If any claim, demand or action is brought or asserted in respect of which one or more persons (each, an "**Indemnified Person**") is entitled to be paid by another person (the "**Indemnifier**") under Clause 6.1 (*Indemnity by Issuer*) (each a "**Claim**"), the following provisions shall apply:

6.2.1 *Notification*: each Indemnified Person shall promptly notify the Indemnifier in writing (but failure to do so shall not relieve the Indemnifier from liability);

6.2.2 *Assumption of defence*: the Indemnified Person shall procure that the Indemnifier shall, subject to Clause 6.3 (*Conduct by Indemnified Person*), be entitled to assume the defence of the relevant Claim including the retention of legal advisers approved by each Indemnified Person, subject to the payment by the Indemnifier of all legal and other expenses of such defence;

6.2.3 *Separate representation*: if the Indemnifier assumes the defence of the relevant Claim, each Indemnified Person and its Related Parties shall be entitled to retain separate legal advisers and to participate in such defence but the legal or other expenses incurred in so doing shall, subject to Clause 6.3 (*Conduct by Indemnified Person*), be borne by such Indemnified Person or Related Party (as the case may be) unless the Indemnifier has specifically authorised such retention or participation.

6.3 **Conduct by Indemnified Person**

Notwithstanding Clause 6.2 (*Conduct of claims*), an Indemnified Person and/or its Related Parties may retain separate legal advisers in each relevant jurisdiction and direct the defence of the relevant Claim and the Indemnifier shall reimburse such Indemnified Person for any legal or other expenses reasonably so incurred if:

6.3.1 *Indemnifier's failure*: the Indemnifier (having assumed such defence) fails properly to make such defence or to retain for such purpose legal advisers approved by such Indemnified Person;

6.3.2 *Conflict of interest*: such Indemnified Person has reasonably concluded that the use of any legal advisers chosen by the Indemnifier to represent such Indemnified Person and/or Related Party may present such legal advisers with a conflict of interest; or

6.3.3 *Different defences*: the actual or potential defendants in, or targets of, such Claim include both the Indemnifier and such Indemnified Person and/or Related Party and such Indemnified Person has reasonably concluded that there may be legal defences available to it which are different from or additional to those available to the Indemnifier.

6.4 **Settlement**

The Indemnifier shall not, without the prior written consent of each Indemnified Party, settle or compromise, or consent to the entry of judgement with respect to, any pending or threatened Claim (irrespective of whether any Indemnified Person is an actual or potential defendant in, or target of, such Claim) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person and each of its Related Parties from all liability arising out of the matters which are the subject of such Claim. The Indemnifier shall not be liable to indemnify any Indemnified Person where the relevant Claim has been settled or compromised without its prior written consent (which shall not be unreasonably withheld or delayed).

7. FEE AND EXPENSES

7.1 **Fee**

The Issuer shall, on the Closing Date, pay to the Bookrunner a fee of 3.80 per cent. of the aggregate principal amount of the Notes. Such fee shall be deducted from the Issue Price of the Notes.

7.2 **Expenses**

The Issuer and the Bookrunner have entered into a separate agreement related to the expenses associated with the issue of the Notes.

7.3 **Issuer's costs and expenses**

The Issuer is responsible for paying:

7.3.1 *Professional advisers*: the fees and expenses of the legal and other professional advisers instructed by the Issuer in connection with the creation and issue of the Notes and the preparation of the Conditions;

7.3.2 *Legal documentation*: the costs incurred in connection with the preparation and execution of this Agreement and the Issue Documents;

7.3.3 *Printing*: the cost of setting, proofing, printing and delivering any Definitive Notes;

7.3.4 *Trustee and Agents*: the fees and expenses of the other parties to the Issue Documents;

7.3.5 *Advertising*: the cost of any advertising agreed between the Issuer and the Bookrunner; and

7.3.6 *Marketing*: the costs incurred in connection with any management roadshow.

If the Bookrunner incurs any of such fees, costs and expenses on behalf of the Issuer, the Issuer shall on demand reimburse the Bookrunner for the same. Any amount due to the Bookrunner under this sub-clause may be deducted from the Issue Price.

7.4 **Management expenses**

In addition, the Issuer shall reimburse the Bookrunner on demand for all legal fees and expenses and any travelling, lodging, communication, courier, postage and other out-of-pocket expenses incurred by it in connection with the placing of the Notes. Any amount due to the Bookrunner under this sub-clause may be deducted from the Issue Price.

7.5 **Taxes**

All payments in respect of the obligations of the Issuer to the Bookrunner or to any of the Bookrunner's Related Parties under this Agreement shall be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Canada or any political subdivision or any authority thereof or therein having power to tax unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the Bookrunner of such amounts as would have been received by it if no such withholding or deduction had been required.

7.6 **Stamp duties**

The Issuer shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the creation and issue (but not transfer) of the Notes and the execution of this Agreement and the Issue Documents, and the Issuer shall indemnify the Bookrunner against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

8. CLOSING

8.1 Closing

Subject to Clause 8.3 (*Conditions precedent*), the closing of the issue shall take place on the Closing Date, whereupon:

8.1.1 *Delivery of Temporary Global Note*: the Issuer shall deliver the Temporary Global Note representing the aggregate principal amount of the Notes, duly executed on behalf of the Issuer and authenticated in accordance with the Agency Agreement and the Trust Deed, to a common depositary designated for the purpose by Euroclear and Clearstream, Luxembourg for credit on the Closing Date to the accounts of Euroclear and Clearstream, Luxembourg with such common depositary; and

8.1.2 *Payment of net issue proceeds*: against such delivery, the Bookrunner shall procure the payment of the net proceeds of the issue of the Notes (namely the Issue Price less the fees and expenses that are to be deducted pursuant to Clause 7 (*Fee and Expenses*)) to the Issuer by credit transfer in U.S. dollars for same day value to such account as the Issuer has designated to the Bookrunner.

8.2 Postponed closing

The Issuer and the Bookrunner may agree to postpone the Closing Date to another date not later than 30 September 2006, whereupon all references herein to the Closing Date shall be construed as being to that later date.

8.3 Conditions precedent

The Bookrunner shall only be under obligation to make payment of the issue proceeds in respect of the Notes if:

8.3.1 *Closing documents*: the Bookrunner receives on the Closing Date:

(a) *Legal opinions*: legal opinions dated the Closing Date and addressed to the Bookrunner and the Trustee from Lang Michener LLP and Clifford Chance Limited Liability Partnership in a form acceptable to the Bookrunner; and

(b) *Closing certificate*: a closing certificate dated the Closing Date, addressed to the Bookrunner and signed by a duly authorised signatory on behalf of the Issuer in a form acceptable to the Bookrunner;

8.3.2 *Issue documentation*: the Issue Documents are executed on or before the Closing Date by or on behalf of all parties thereto;

8.3.3 *No material adverse change*: there has in the reasonable opinion of the Bookrunner, since the date of this Agreement, been no adverse change, or any development reasonably likely to involve an adverse change, in the condition (financial or otherwise) or general affairs of the Issuer or any of its Subsidiaries that is material in the context of the issue of the Notes; and

8.3.4 *Accuracy of representations*: the representations and warranties by the Issuer in this Agreement are true and correct on the date of this Agreement and on each date on which they are deemed to be repeated and would be true and correct if they were repeated on the Closing Date with reference to the facts and circumstances then subsisting,

provided, however, that the Bookrunner may, waive satisfaction of any of the conditions specified in this Clause 8.3.

9. TERMINATION

9.1 Bookrunner's right to terminate

The Bookrunner may give a termination notice to the Issuer at any time prior to the payment to the Issuer of the net proceeds of the issue of the Notes on the Closing Date if:

9.1.1 *Inaccuracy of representation*: any representation and warranty by the Issuer in this Agreement is or proves to be untrue or incorrect on the date of this Agreement or on any date on which it is deemed to be repeated;

9.1.2 *Breach of obligation*: the Issuer fails to perform any of its obligations under this Agreement;

9.1.3 *Failure of condition precedent*: any of the conditions in Clause 8.3 (*Conditions precedent*) is not satisfied or waived by the Bookrunner on the Closing Date; or

9.1.4 *Force majeure*: since the date of this Agreement there has been, in the reasonable opinion of the Bookrunner, such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the subscription of the Notes.

9.2 Consequences

Upon the giving of a termination notice under Clause 9.1 (*Bookrunner's right to terminate*) and subject to Clause 9.3 (*Saving*):

9.2.1 *Discharge of Issuer*: the Issuer shall be discharged from performance of its obligations under Clause 2.1 (*Undertaking to issue*), sub-clause 7.1 (*Fee*) and sub-clause 8.1.1 (*Delivery of Temporary Global Note*); and

9.2.2 *Discharge of Bookrunner*: the Bookrunner shall be discharged from performance of its obligations under Clause 2.2 (*Undertaking to procure subscribers for the Notes*) and sub-clause 8.1.2 (*Payment of issue proceeds*).

9.3 Saving

A discharge pursuant to Clause 9.2 (*Consequences*) shall not affect the other obligations of the parties to this Agreement and shall be without prejudice to accrued liabilities.

10. **SURVIVAL**

The provisions of this Agreement shall continue in full force and effect notwithstanding the completion of the arrangements set out herein for the issue of the Notes and regardless of any investigation by any party to this Agreement.

11. **TIME**

Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

12. **NOTICES**

12.1 **Addresses for notices**

All notices and other communications hereunder shall be made in writing and in English (by letter or fax) and shall be sent as follows:

12.1.1 *Issuer*: if to the Issuer, to it at:

Taseko Mines Ltd.
Suite 1020
800 West Pender Street
Vancouver, V6C 2V6
Canada

Fax: +1 604 684 8092

Attention: Trevor Thomas

12.1.2 *Bookrunner*: if to the Bookrunner, to it at:

Bayerische Hypo- und Vereinsbank AG
Vinters Place
68 Upper Thames Street
London EC4V 3BJ

Fax: +44 (0)207 634 3580

Attention: Equity Capital Markets

12.2 **Effectiveness**

Every notice or other communication sent in accordance with Clause 12.1 (*Addresses for notices*) shall be effective upon receipt by the addressee; *provided, however, that* any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13. LAW AND JURISDICTION

13.1 Governing law

This Agreement and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

13.2 English courts

The courts of England have exclusive jurisdiction to settle any dispute (a "**Dispute**"), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity.

13.3 Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

13.4 Rights of the Bookrunner to take proceedings outside England

Clause 13.2 (*English courts*) is for the benefit of the Bookrunner only. As a result, nothing in this Clause 13 (*Law and jurisdiction*) prevents the Bookrunner from taking proceedings relating to a Dispute ("**Proceedings**") in any other courts with jurisdiction. To the extent allowed by law, the Bookrunner may take concurrent Proceedings in any number of jurisdictions.

14. RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

15. COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the parties.

AS WITNESS the hands of the duly authorised representatives of the parties to this Agreement the day and year first before written.

SCHEDULE

SELLING RESTRICTIONS

1. **GENERAL**

The Bookrunner undertakes to the Issuer that it will comply with all applicable laws and regulations in each country or jurisdiction in which it purchases, offers, sells or delivers Notes or any related offering material, in all cases at its own expense.

2. **UNITED STATES**

2.1 **No registration under Securities Act**

The Notes, and the Shares issued on conversion of the Notes, have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

2.2 **Compliance by Issuer with United States securities laws**

The Issuer represents, warrants and undertakes to the Bookrunner that neither it nor any of its affiliates (including any person acting on behalf of the Issuer or any of its affiliates) has offered or sold, or will offer or sell, any Notes in any circumstances which would require the registration of any of the Notes under the Securities Act or the qualification of the Trust Deed as an indenture under the United States Trust Indenture Act of 1939 and, in particular, that:

2.2.1 *No directed selling efforts*: neither the Issuer nor any its affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Notes or the Shares; and

2.2.2 *Offering restrictions*: the Issuer and its affiliates have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act.

2.3 **Bookrunner's compliance with United States securities laws**

The Bookrunner:

2.3.1 *Offers/sales only in accordance with Regulation S*: represents, warrants and undertakes to the Issuer that it has offered and sold the Notes, and will offer and sell the Notes:

(a) *Original distribution*: as part of their distribution, at any time; and

(b) *Outside original distribution*: otherwise, until 40 days after the later of the commencement of the offering and the Closing Date,

only in accordance with Rule 903 of Regulation S under the Securities Act and, accordingly, that:

(i) *Offshore Transaction*: neither it nor any of its affiliates (including any person acting on behalf of the Bookrunner or any of its affiliates) has made or will make any offer to any person in the United States and, when any buy order for the Notes is originated, the buyer will be outside of the United States or the Bookrunner and each of its affiliates (including any person acting on behalf of the Bookrunner or any of its affiliates) will have a reasonable belief that the buyer is outside the United States; and

(ii) *No directed selling efforts*: neither it nor any of its affiliates (including any person acting on behalf of the Bookrunner or any of its affiliates) has engaged or will engage in any directed selling efforts with respect to the Notes or the Shares; and

(iii) *Offering restrictions*: it and its affiliates have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act; and

(iv) *No solicitation*: neither it nor any of its affiliates (including any person acting on behalf of the Bookrunner or any of its affiliates) has solicited or will solicit any offer to buy or offer to sell the Notes by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) in the United States;

2.3.2 *Prescribed form of confirmation*: undertakes to the Issuer that, at or prior to confirmation of sale, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration which purchases Notes from it during the distribution compliance period a confirmation or notice in substantially the following form:

"The securities covered hereby have not been registered under the United States Securities Act of 1933 (the "**Securities Act**") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (a) as part of their distribution at any time or (b) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S."

2.4 Bookrunner's compliance with United States Treasury regulations

The Bookrunner represents, warrants and undertakes to the Issuer that:

2.4.1 *Restrictions on offers etc*: except to the extent permitted under United States Treasury Regulation §1.163-5(c)(2)(i)(D) (the "**D Rules**"):

(a) *No offers etc to United States or United States persons*: it has not offered or sold, and during the restricted period will not offer or sell, any Notes to a person who is within the United States or its possessions or to a United States person; and

(b) *No delivery of definitive Notes in United States*: it has not delivered and will not deliver in definitive form within the United States or its possessions any Notes sold during the restricted period;

2.4.2 *Internal procedures*: it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes are aware that the Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules; and

2.4.3 *Additional provision if United States person*: if it is a United States person, it is acquiring the Notes for the purposes of resale in connection with their original issuance and, if it retains Notes for its own account, it will only do so in accordance with the requirements of United States Treasury Regulation §1.163-5(c)(2)(i)(D)(6),

and, with respect to each affiliate of the Bookrunner that acquires Notes from the Bookrunner for the purpose of offering or selling such Notes during the restricted period, the Bookrunner undertakes to the Issuer that it will obtain from such affiliate for the benefit of the Issuer the representations, warranties and undertakings contained in sub-clauses 2.4.1, 2.4.2 and 2.4.3.

2.5 **Interpretation**

Terms used in clauses 2.2 and 2.3 above have the meanings given to them by Regulation S under the Securities Act. Terms used in clause 2.4 above have the meanings given to them by the United States Internal Revenue Code and regulations thereunder, including the D Rules.

3. **UNITED KINGDOM**

The Bookrunner represents, warrants and undertakes to the Issuer that:

3.1 *Financial promotion:* it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer.

3.2 *General compliance*: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

4. **CANADA**

The Bookrunner represents, warrants and undertakes to the Issuer that the Temporary Global Note, the Permanent Global Note and, if issued within four months of the Closing Date, Definitive Notes, will bear the following legend:

"Unless permitted under Canadian securities legislation, the holder of the securities must not trade the securities in Canada before 30 December 2006."

SIGNATURES

TASEKO MINES LTD.

By:

Name:
Title:

Name:
Title:

BAYERISCHE HYPO- UND VEREINSBANK AG

By:

Name: Peter Schwarch
Title: Managing Director

Name: Kasim Rakki
Title: Director

CLIFFORD
CHANCE

LIMITED LIABILITY PARTNERSHIP

EXECUTION COPY

TASEKO MINES LTD.

U.S.$ 30,000,000 7.125 per cent. Convertible Notes due 2011

PAYING AND CONVERSION AGENCY AGREEMENT

CONTENTS

be agreed between the Issuer, the Principal Paying and Conversion Agent and the Trustee and distributed to each Paying and Conversion Agent;

"**Euroclear**" means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

"**Exchange Date**" means the first day following the expiry of 40 days after the issue of the Notes;

"**Local Banking Day**" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Principal Paying and Conversion Agent has its Specified Office;

"**Local Time**" means the time in the city in which the Principal Paying and Conversion Agent has its Specified Office;

"**Noteholders**" means the holders of the Notes for the time being;

"**Paying and Conversion Agents**" means the Principal Paying and Conversion Agent and any other paying and conversion agents, including any successors thereto, appointed from time to time in accordance with Clause 12 (*Changes in Paying and Conversion Agents*) and "**Paying and Conversion Agent**" means any one of the Paying and Conversion Agents;

"**Put Option Notice**" means a notice of exercise relating to the put option contained in Condition 7(b) *(Redemption and Purchase - Redemption at the option of Noteholders)*, substantially in the form set out in Schedule 2 (*Form of Put Option Notice*) or such other form as may from time to time be agreed between the Issuer, the Principal Paying and Conversion Agent and the Trustee and distributed to each Paying and Conversion Agent;

"**Put Option Receipt**" means a receipt delivered by a Paying and Conversion Agent in relation to a Definitive Note which is the subject of a Put Option Notice, substantially in the form set out in Schedule 3 (*Form of Put Option Receipt*) or such other form as may from time to time be agreed between the Issuer, the Principal Paying and Conversion Agent and the Trustee and distributed to each Paying and Conversion Agent;

"**Specified Office**" means, in relation to any Paying and Conversion Agent:

(a) the office specified against its name in Schedule 4 (*Specified Offices of the Paying and Conversion Agents*); or

(b) such other office as such Paying and Conversion Agent may specify in accordance with Clause 12.8 (*Changes in Specified Offices*);

"**Trustee**" includes all persons for the time appointed trustee or trustees under the Trust Deed; and

"**U.S.$**" and "**U.S. dollars**" denote the lawful currency for the time being of the United States of America.

1.2 **Clauses and Schedules**

Any reference in this Agreement to a Clause or a sub-clause or a Schedule is, unless otherwise stated, to a clause or a sub-clause hereof or a schedule hereto.

1.3 **Principal and interest**

In this Agreement, any reference to principal or interest includes any additional amounts payable in relation thereto under the Conditions.

1.4 **Terms defined in the Conditions and the Trust Deed**

Terms and expressions used but not defined herein have the respective meanings given to them in the Conditions and the Trust Deed.

1.5 **Legislation**

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.6 **Headings**

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2. **APPOINTMENT OF THE PAYING AND CONVERSION AGENTS**

2.1 **Appointment**

The Issuer and, for the purposes of Clause 7.7 (*Paying and Conversion Agents to act for Trustee*) only, the Trustee appoints each Paying and Conversion Agent as its agent in relation to the Notes for the purposes specified in this Agreement and in the Conditions.

2.2 **Acceptance of appointment**

Each Paying and Conversion Agent accepts its appointment as agent of the Issuer and, in respect of Clause 7.7 (*Paying and Conversion Agents to act for Trustee*), the Trustee in relation to the Notes and agrees to comply with the provisions of this Agreement and to comply with the obligations expressed to be undertaken by it in the Conditions.

3. **THE NOTES**

3.1 **Availability**

The Issuer shall arrange for the unauthenticated Permanent Global Note to be made available to or to the order of the Principal Paying and Conversion Agent not later than 10 days before the Exchange Date. If the Issuer is required to deliver Definitive Notes pursuant to the terms of the Permanent Global Note, the Issuer shall arrange for U.S.$ 30,000,000 in aggregate principal amount of unauthenticated Definitive Notes to be made available to or to the order of the Principal Paying and Conversion Agent as soon as practicable and in any event not later than 30 days after the bearer of the Permanent

Global Note has requested its exchange for Definitive Notes. The Issuer shall also arrange for such unauthenticated Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons as are required to enable the Principal Paying and Conversion Agent to perform its obligations under Clause 5 (*Replacement Notes and Coupons*) to be made available to or to the order of the Principal Paying and Conversion Agent from time to time.

3.2 **Duties of Principal Paying and Conversion Agent**

Each of the Principal Paying and Conversion Agent shall hold in safe custody all unauthenticated Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons delivered to it in accordance with Clause 3.1 (*Availability*) and shall ensure that they are authenticated (in the case of Temporary Global Notes, Permanent Global Notes and Definitive Notes) and delivered only in accordance with the terms hereof, of the Conditions and of the Temporary Global Note or (as the case may be) the Permanent Global Note.

3.3 **Authority to authenticate**

The Principal Paying and Conversion Agent is authorised by the Issuer to authenticate the Temporary Global Note and the Permanent Global Note, any replacement therefor and each Definitive Note by the signature of any of its officers or any other person duly authorised for the purpose by the Principal Paying and Conversion Agent.

4. **DELIVERY OF PERMANENT GLOBAL NOTE AND DEFINITIVE NOTES**

4.1 **Delivery of Permanent Global Note**

Subject to receipt by the Principal Paying and Conversion Agent of the Permanent Global Note in accordance with Clause 3.1 (*Availability*), the Principal Paying and Conversion Agent shall, against presentation or (as the case may be) surrender to it of the Temporary Global Note and in accordance with the terms thereof, authenticate and deliver to the bearer of the Temporary Global Note the Permanent Global Note in the aggregate principal amount required by the terms of the Temporary Global Note or, if the Permanent Global Note has already been issued in exchange for part only of the Temporary Global Note, procure that such aggregate principal amount is noted in the schedule to the Permanent Global Note and procure the signature of such notation on its behalf.

4.2 **Annotation of Temporary Global Note and Permanent Global Note**

On each occasion on which the Permanent Global Note is delivered pursuant to Clause 4.1 (*Delivery of Permanent Global Note*) or a further exchange of interests in the Temporary Global Note for interests in the Permanent Global Note is made, the Principal Paying and Conversion Agent shall procure that there is noted in the respective schedules to the Temporary Global Note and the Permanent Global Note the aggregate principal amount of interests in the Permanent Global Note so delivered (the "**relevant principal amount**"), the new aggregate principal amount of the Permanent Global Note (which shall be the previous principal amount thereof plus the relevant principal amount) and the remaining principal amount of the Temporary Global Note (which shall be the previous principal amount thereof less the relevant principal

amount) and shall procure the signature of each such notation on its behalf. The Principal Paying and Conversion Agent shall cancel or procure the cancellation of the Temporary Global Note when and if it has made full exchange thereof for interests in the Permanent Global Note.

4.3 **Delivery of Definitive Notes**

Subject to receipt by the Principal Paying and Conversion Agent of Definitive Notes in accordance with Clause 3.1 (*Availability*), the Principal Paying and Conversion Agent shall, against presentation or (as the case may be) surrender to it of the Permanent Global Note and in accordance with the terms thereof, authenticate and deliver Definitive Notes in the required aggregate principal amount to the bearer of the Permanent Global Note; *provided, however, that* each Definitive Note shall at the time of its delivery have attached thereto only such Coupons as shall ensure that neither loss nor gain accrues to the bearer thereof.

4.4 **Annotation of Permanent Global Note upon exchange for Definitive Notes**

On each occasion on which Definitive Notes are delivered in exchange for the Permanent Global Note, the Principal Paying and Conversion Agent shall procure that there is noted in the schedule to the Permanent Global Note the aggregate principal amount of Definitive Notes so delivered (the "**relevant principal amount**") and the remaining principal amount of the Permanent Global Note (which shall be the previous principal amount thereof less the relevant principal amount) and shall procure the signature of such notation on its behalf. The Principal Paying and Conversion Agent shall cancel or procure the cancellation of the Permanent Global Note when and if it has made full exchange thereof for Definitive Notes.

5. **REPLACEMENT NOTES AND COUPONS**

5.1 **Delivery of Replacements**

Subject to receipt of sufficient replacement Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons in accordance with Clause 3.1 (*Availability*), the Principal Paying and Conversion Agent shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), authenticate (if necessary) and deliver a Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as a replacement for any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost; *provided, however, that* the Principal Paying and Conversion Agent shall not deliver any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as a replacement for any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon until the applicant has furnished the Principal Paying and Conversion Agent with such evidence and indemnity as the Issuer, and/or the Principal Paying and Conversion Agent may reasonably require (and

the Principal Paying and Conversion Agent agrees to consult the Issuer in such circumstances) and has paid such costs and expenses as may be incurred in connection with such replacement.

5.2 **Replacements to be numbered**

Each replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon delivered under this Agreement shall bear a unique certificate or (as the case may be) serial number.

5.3 **Cancellation of mutilated or defaced Notes**

The Principal Paying and Conversion Agent shall cancel each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note or Coupon surrendered to it in respect of which a replacement has been delivered.

5.4 **Notification**

The Principal Paying and Conversion Agent shall notify the Issuer, each other Paying and Conversion Agent and the Trustee of the delivery by it of any replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon, specifying the certificate or serial number thereof and the certificate or serial number (if any and if known) of the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which it replaces and confirming that the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which it replaces has been cancelled and (if such is the case) destroyed in accordance with Clause 9.8 (*Destruction*).

6. **PAYMENTS TO THE PRINCIPAL PAYING AND CONVERSION AGENT**

6.1 **Issuer to pay Principal Paying and Conversion Agent**

In order to provide for the payment of principal and interest and any other amounts in respect of the Notes as the same becomes due and payable, the Issuer shall pay to the Principal Paying and Conversion Agent, on or before the date which is one Local Banking Day before the day on which such payment becomes due, an amount equal to the relevant amount falling due in respect of the Notes on such date, subject to any applicable Canadian withholding taxes.

6.2 **Manner and time of payment**

Each amount payable under Clause 6.1 (*Issuer to pay Principal Paying and Conversion Agent*) shall be paid unconditionally by credit transfer in U.S. dollars and in same day, freely transferable, cleared funds not later than 10.00 a.m. (New York City time) on the relevant day to such account with such bank in New York City as the Principal Paying and Conversion Agent may from time to time by notice to the Issuer (with a copy to the Trustee) specify for such purpose. The Issuer shall, before 10.00 a.m. (Local Time) on the second Local Banking Day before the due date of each payment by it under Clause 6.1 (*Issuer to pay Principal Paying and Conversion Agent*), procure that the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Principal Paying and Conversion Agent the payment instructions relating to such payment.

6.3 **Exclusion of liens and interest**

The Principal Paying and Conversion Agent shall be entitled to deal with each amount paid to it under this Clause 6 (*Payments to the Principal Paying and Conversion Agent*) in the same manner as other amounts paid to it as a banker by its customers; *provided, however, that*:

6.3.1 it shall not exercise against the Issuer any lien, right of set-off or similar claim in respect thereof;

6.3.2 it shall not be liable to any person for interest thereon; and

6.3.3 money held by it need not be segregated except as required by law.

6.4 **Application by Principal Paying and Conversion Agent**

The Principal Paying and Conversion Agent shall apply each amount paid to it hereunder in accordance with Clause 7 (*Payments to Noteholders*) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 39 (*Prescription*), in which event it shall refund at the written request of the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in U.S. dollars to such account with such bank in New York City as the Issuer has by notice to the Principal Paying and Conversion Agent specified for the purpose.

7. **PAYMENTS TO NOTEHOLDERS**

7.1 **Payments by Paying and Conversion Agents**

Each Paying and Conversion Agent acting through its Specified Office shall make payments of principal and interest and any other amounts in respect of the Notes in accordance with the Conditions (and, in the case of the Temporary Global Note or the Permanent Global Note, the terms thereof); *provided, however, that*:

7.1.1 if any Definitive Note or Coupon is presented or surrendered for payment to any Paying and Conversion Agent and such Paying and Conversion Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying and Conversion Agent shall forthwith notify the Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid;

7.1.2 a Paying and Conversion Agent shall not be obliged (but shall be entitled) to make payments of principal and interest and any other amounts in respect of the Notes, if:

(a) in the case of the Principal Paying and Conversion Agent, it has not received or is not satisfied that it will receive the full amount of any payment due to it under Clause 6.1 (*Issuer to pay Principal Paying and Conversion Agent*); or

(b) in the case of any other Paying and Conversion Agent:

(i) it has been notified that confirmation of the relevant payment has not been received, unless it is subsequently notified that confirmation of such payment has been received; or

(ii) it is not able to establish that the Principal Paying and Conversion Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 6.1 *(Issuer to pay Principal Paying and Conversion Agent)*;

7.1.3 each Paying and Conversion Agent shall cancel each Definitive Note or Coupon against surrender of which it has made full payment and shall, in the case of a Paying and Conversion Agent other than the Principal Paying and Conversion Agent, deliver each Definitive Note or Coupon so cancelled by it to, or to the order of, the Principal Paying and Conversion Agent;

7.1.4 in the case of payment of principal or interest or any other amount against presentation of the Temporary Global Note or the Permanent Global Note, the relevant Paying and Conversion Agent shall procure that there is noted in the schedule to the Temporary Global Note or (as the case may be) the Permanent Global Note the amount of such payment and, in the case of payment of principal, the remaining principal amount of the Temporary Global Note or (as the case may be) the Permanent Global Note (which shall be the previous principal amount thereof less the amount of principal then paid) and shall procure the signature of such notation on its behalf; and

7.1.5 notwithstanding any other provision of this Agreement, each Paying and Conversion Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Paying and Conversion Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

7.2 Exclusion of liens and commissions

No Paying and Conversion Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1 *(Payments by Paying and Conversion Agents)* in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.3 Reimbursement by Principal Paying and Conversion Agent

If a Paying and Conversion Agent other than the Principal Paying and Conversion Agent makes any payment in accordance with Clause 7.1 *(Payments by Paying and Conversion Agents)*:

7.3.1 it shall notify the Principal Paying and Conversion Agent of the amount so paid by it, the certificate or serial number (if any) of the Temporary Global

Note, Permanent Global Note, Definitive Note or Coupon against presentation or surrender of which payment of principal was made, or of the Temporary Global Note, Permanent Global Note or Definitive Note against presentation or surrender of which payment of interest or any other amount was made, and the number of Coupons by maturity against presentation or surrender of which payment of interest was made; and

7.3.2 subject to and to the extent of compliance by the Issuer with Clause 6.1 (*Issuer to pay Principal Paying and Conversion Agent*) (whether or not at the due time), the Principal Paying and Conversion Agent shall pay to such Paying and Conversion Agent out of the funds received by it under Clause 6.1 (*Issuer to pay Principal Paying and Conversion Agent*), by credit transfer in U.S. dollars to such account with such bank in New York City as such Paying and Conversion Agent has by notice to the Principal Paying and Conversion Agent specified for the purpose, an amount equal to the amount so paid by such Paying and Conversion Agent.

7.4 **Appropriation by Principal Paying and Conversion Agent**

If the Principal Paying and Conversion Agent makes any payment in accordance with Clause 7.1 (*Payments by Paying and Conversion Agents*), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.1 (*Issuer to pay Principal Paying and Conversion Agent*) an amount equal to the amount so paid by it.

7.5 **Reimbursement by Issuer**

Subject to sub-clauses 7.1.1 and 7.1.2, if a Paying and Conversion Agent makes a payment in respect of Notes on or after the due date for such payment under the Conditions at a time at which the Principal Paying and Conversion Agent has not received the full amount of the relevant payment due to it under Clause 6.1 (*Issuer to pay Principal Paying and Conversion Agent*) and the Principal Paying and Conversion Agent is not able out of funds received by it under Clause 6.1 (*Issuer to pay Principal Paying and Conversion Agent*) to reimburse such Paying and Conversion Agent therefor (whether by payment under Clause 7.3 (*Reimbursement by Principal Paying and Conversion Agent*) or appropriation under Clause 7.4 (*Appropriation by Principal Paying and Conversion Agent*), the Issuer shall from time to time on demand pay to the Principal Paying and Conversion Agent for account of such Paying and Conversion Agent:

7.5.1 the amount so paid out by such Paying and Conversion Agent and not so reimbursed to it; and

7.5.2 an amount sufficient to indemnify such Paying and Conversion Agent against any cost, loss or expense which it incurs as a result of making such payment and not receiving reimbursement of such amount,

provided, however, that any payment made under sub-clause 7.5.1 shall satisfy *pro tanto* the obligations of the Issuer under Clause 6.1 (*Issuer to pay Principal Paying and Conversion Agent*).

7.6 **Partial payments**

If at any time and for any reason a Paying and Conversion Agent makes a partial payment in respect of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon presented for payment to it, such Paying and Conversion Agent shall enface thereon a statement indicating the amount and date of such payment.

7.7 **Paying and Conversion Agents to act for Trustee**

If any Event of Default or Potential Event of Default occurs, the Paying and Conversion Agents shall, if so required by notice given by the Trustee to the Issuer and the Paying and Conversion Agents (or such of them as are specified by the Trustee):

7.7.1 act thereafter, until otherwise instructed by the Trustee, as the agents of the Trustee in relation to payments to be made by or on behalf of the Trustee under the Trust Deed (save that the Trustee's liability for the indemnification of any of the Paying and Conversion Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of the Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Definitive Notes and Coupons and all sums, documents and records held by them in respect of the Notes on behalf of the Trustee; and/or

7.7.2 deliver up all Definitive Notes and Coupons and all sums, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall direct in such notice; *provided, however, that* such notice shall not be deemed to apply to any document or record which any Paying and Conversion Agent is obliged not to release by any law or regulation.

8. **CONVERSION OF THE NOTES**

8.1 **Conversion Notices**

Promptly upon request from time to time, the Issuer will provide the Paying and Conversion Agents with copies of the forms of Conversion Notice for the time being current.

8.2 **Exercise of Conversion Rights in respect of Notes**

Subject as provided herein and in the Conditions, Noteholders may exercise Conversion Rights in respect of the whole of the principal amount of a Note during the relevant Conversion Period by delivering such Note to the Specified Office of any Paying and Conversion Agent during its usual business hours, together with a duly completed and signed Conversion Notice (the form of which shall be furnished upon request to any Noteholder by any Paying and Conversion Agent) and such Paying and Conversion Agent shall:

8.2.1 accept delivery on behalf of the Issuer of such Note (together with, in relation to a Note in definitive form, any unmatured Coupons appertaining thereto

required to be delivered therewith) and such duly completed and signed Conversion Notice; and

8.2.2 require, as a further condition precedent to an exercise of Conversion Rights by or on behalf of a Noteholder (i) compliance by the Noteholder with any applicable fiscal or other laws or regulations as provided in the Conditions, and (ii) that such Noteholder pays, to the extent required by, and in accordance with Condition 12(b) (*Procedure for Conversion - Conversion Expenses*) any Conversion Expenses.

8.3 **Exercise of Permanent Global Note Conversion Rights**

Conversion Rights in respect of Notes represented by the Permanent Global Note shall be exercised in the manner set out in Clause 8.2 (*Exercise of Conversion Rights in respect of Notes*), *provided, however, that* (i) references to "Noteholders" shall be construed as references to holders of beneficial interests in the Permanent Global Note and (ii) the holding of a beneficial interest in the Permanent Global Note by an accountholder of Euroclear or Clearstream, Luxembourg or any clearing system in which the Permanent Global Note is held at such time in respect of which conversion rights are exercised will be advised by such clearing system to the Principal Paying and Conversion Agent.

8.4 **Notification by Paying and Conversion Agents**

Upon the conditions referred to in Clause 8.2 (*Exercise of Conversion Rights in respect of Notes*) or, as the case may be, Clause 8.3 (*Exercise of Permanent Global Note Conversion Rights*), being fulfilled, the relevant Paying and Conversion Agent shall:

8.4.1 hold the relevant Conversion Notice together with any relevant Note(s) and any moneys paid in accordance with Condition 12(b) (*Procedure for Conversion - Conversion Expenses*) as the agent of the Issuer;

8.4.2 endorse the relevant Conversion Notice with the information specified in the Conversion Notice as to be completed by the relevant Paying and Conversion Agent;

8.4.3 notify the Issuer by facsimile transmission of the following:

(a) the serial numbers and denominations of all the Notes deposited on the same occasion by the same Noteholder and the name and address of such Noteholder;

(b) the Conversion Date in respect of such exchange;

(c) the number of Shares to be issued and the Conversion Price in respect of such conversion;

(d) the amount of any cash payment equal to the fraction of a Share that would fall to be delivered on conversion;

(e) the name(s) and address(es) of the persons to whom the Shares are to be delivered showing against each such name the number of Shares which are to be delivered to that person and the account(s) to which the Shares are to be delivered in accordance with the Conversion Notice; and

(f) the principal amount of Notes outstanding following exercise of the relevant Conversion Rights;

8.4.4 cancel promptly after the relevant Conversion date each Definitive Note delivered with the Conversion Notice and, in the case of a Paying and Conversion Agent other than the Principal Paying and Conversion Agent, deliver each Definitive Note so cancelled by it to, or to the order of, the Principal Paying and Conversion Agent; and

8.4.5 in the case of conversion of Notes represented by the Permanent Global Note, procure that there is noted in the schedule to the Permanent Global Note the principal amount of such Notes and the remaining principal amount of the Permanent Global Note (which shall be the previous principal amount thereof less the principal amount of such Notes) and procure the signature of such notation on its behalf.

8.5 **Notification of Adjustment to Conversion Price**

The Issuer shall, whenever there is an adjustment to the Conversion Price pursuant to the Conditions, as soon as reasonably practicable following such adjustment notify the Principal Paying and Conversion Agent and the Trustee of both the previous and the new Conversion Price (with a brief statement of the facts requiring such adjustment) and the date as from which the new Conversion Price has become or will become effective.

8.6 **Identification Codes**

Each Conversion Notice and each facsimile transmission sent in respect of a Conversion Notice pursuant to the provisions of this Clause 8 (*Conversion of the Notes*) by any Paying and Conversion Agent shall indicate the identification code designated below for that Paying and Conversion Agent, and shall bear for identification the lowest number previously unused by that Paying and Conversion Agent in the sequence of whole numerals starting from one and continuing in uninterrupted sequence upwards. All confirmatory or subsequent communications (regardless of the identity of the sender or the recipient thereof) with regard to such Conversion Notice shall bear the same identifying serial number as well as the identification code of the relevant Paying and Conversion Agent.

The identification code of the Paying and Conversion Agents shall be as follows:

Name Of Paying And Conversion Agent	Identification Code
Citibank N.A.	Taseko /CITIOOO[ ]

9. MISCELLANEOUS DUTIES OF THE PAYING AND CONVERSION AGENTS

9.1 Records

The Principal Paying and Conversion Agent shall:

9.1.1 maintain a record of the Temporary Global Note and the Permanent Global Note and all Definitive Notes and Coupons delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss or replacement (and, in the case of the Temporary Global Note, exchange of interests thereof for interests in the Permanent Global Note, Definitive Notes and, in the case of the Permanent Global Note, exchange thereof for Definitive Notes); *provided, however, that* no record need be maintained of the serial numbers of Coupons, save for the serial numbers of Coupons for which replacements have been issued under Clause 5 (*Replacement Notes and Coupons*) and unmatured Coupons missing at the time of redemption or other cancellation of the relevant Definitive Notes and for any subsequent payments against such Coupons;

9.1.2 maintain a record of all certifications received by it in accordance with Clause 9.3 (*Certifications*) or the provisions of the Temporary Global Note and all confirmations received by it in accordance with Clause 9.4 (*Cancellation)*; and

9.1.3 make such records available for inspection at all reasonable times by the Issuer, the other Paying and Conversion Agents and the Trustee.

9.2 Information from Paying and Conversion Agents

The Paying and Conversion Agents shall make available to the Principal Paying and Conversion Agent such information as is reasonably required for the maintenance of the records referred to in Clause 9.1 (*Records*).

9.3 Certifications

Each Paying and Conversion Agent shall promptly copy to the Issuer and, in the case of a Paying and Conversion Agent other than the Principal Paying and Conversion Agent, the Principal Paying and Conversion Agent any certification received by it in accordance with the provisions of the Temporary Global Note.

9.4 Cancellation

The Issuer may from time to time deliver to the Principal Paying and Conversion Agent Definitive Notes and unmatured Coupons relating thereto for cancellation, whereupon the Principal Paying and Conversion Agent shall cancel such Definitive Notes and Coupons. In addition, the Issuer may from time to time procure the delivery to the Principal Paying and Conversion Agent of the Temporary Global Note or the Permanent Global Note with instructions to cancel a specified aggregate principal amount of Notes represented by it (which instructions shall be accompanied by confirmation from Euroclear or Clearstream, Luxembourg that Notes having such aggregate principal amount may be cancelled), whereupon the Principal Paying and Conversion Agent shall procure that there is noted on the schedule to the Temporary

Global Note or (as the case may be) the Permanent Global Note the aggregate principal amount of Notes so cancelled and the remaining principal amount of the Temporary Global Note or (as the case may be) the Permanent Global Note (which shall be the previous principal amount thereof less the aggregate principal amount of the Notes so cancelled) and shall procure the signature of such notation on its behalf.

9.5 **Definitive Notes and Coupons in issue**

As soon as practicable (and in any event within three months) after each interest payment date in relation to the Notes, after each date on which Notes are cancelled in accordance with Clause 9.4 (*Cancellation)* and after each date on which the Notes fall due for redemption in accordance with the Conditions, the Principal Paying and Conversion Agent shall notify the Issuer, the other Paying and Conversion Agents and the Trustee (on the basis of the information available to it) of the number of any Definitive Notes or Coupons against surrender of which payment has been made and of the number of any Definitive Notes or (as the case may be) Coupons which have not yet been surrendered for payment.

9.6 **Forwarding of communications**

The Principal Paying and Conversion Agent shall promptly forward to the Issuer a copy of any notice or communication addressed to the Issuer by any Noteholder which is received by the Principal Paying and Conversion Agent.

9.7 **Publication of notices**

The Principal Paying and Conversion Agent shall, upon and in accordance with instructions of and at the expense of the Issuer, and/or the Trustee received at least 10 days before the proposed publication date, arrange for the publication of any notice which is to be given to the Noteholders and shall supply a copy thereof to each other Paying and Conversion Agent, the Trustee, Euroclear and Clearstream, Luxembourg.

9.8 **Destruction**

The Principal Paying and Conversion Agent may destroy the Temporary Global Note following its cancellation in accordance with Clause 4.2 (*Annotation of Temporary Global Note and Permanent Global Note*) and the Permanent Global Note following its cancellation in accordance with Clause 4.4 (*Annotation of Permanent Global Note upon exchange for Definitive Notes*) and the Temporary Global Note and the Permanent Global Note and each Definitive Note or Coupon delivered to or cancelled by it in accordance with sub-clause 7.1.3 or cancelled by it in accordance with Clause 5.3 (*Cancellation of mutilated or defaced Notes)* or Clause 9.4 (*Cancellation)*, in which case it shall upon written request furnish the Issuer and the Trustee with a certificate of destruction specifying the certificate or serial numbers (if any) of the Temporary Global Note or (as the case may be) the Permanent Global Note or Definitive Notes and the number of Coupons so destroyed.

9.9 **Documents available for inspection**

The Issuer shall provide to each Paying and Conversion Agent and the Trustee:

9.9.1 conformed copies of this Agreement and the Trust Deed; and

9.9.2 such documents as may be specified as so available at the Specified Offices of the Paying and Conversion Agents in the Conditions.

Each of the Paying and Conversion Agents shall make available for inspection during normal business hours at its Specified Office the documents referred to above and, upon reasonable request, will allow copies of such documents to be taken.

9.10 **Voting Certificates and Block Voting Instructions**

Each Paying and Conversion Agent shall, at the request of any Noteholder, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of Schedule 3 (*Provisions for Meetings of the Noteholders)* to the Trust Deed (except that it shall not be required to issue the same less than 48 hours before the time fixed for any Meeting provided for therein). Each Paying and Conversion Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and shall give to the Issuer and the Trustee, not less than 24 hours before the time appointed for any Meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such Meeting.

9.11 **Exercise of put option**

Each Paying and Conversion Agent shall make available to Noteholders during the period specified in Condition 7(b) *(Redemption and Purchase - Redemption at the option of Noteholders)* for the deposit of Put Option Notices forms of Put Option Notice upon request during usual business hours at its Specified Office. Upon receipt by a Paying and Conversion Agent of a duly completed Put Option Notice and, in the case of a Put Option Notice relating to Definitive Notes, such Definitive Notes in accordance with Condition 7(b) *(Redemption and Purchase - Redemption at the option of Noteholders)*, such Paying and Conversion Agent shall notify the Issuer and (in the case of a Paying and Conversion Agent other than the Principal Paying and Conversion Agent) the Principal Paying and Conversion Agent thereof indicating the certificate or serial numbers (if any) and principal amount of the Notes in respect of which the Put Option is exercised. Any such Paying and Conversion Agent with which a Definitive Note is deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder and shall hold such Definitive Note on behalf of the depositing Noteholder (but shall not, save as provided below or in the Conditions, release it) until the relevant Put Settlement Date, when it shall present such Definitive Note to itself for payment of the redemption moneys therefor and interest (if any) accrued to such date in accordance with the Conditions and Clause 7 *(Payments to Noteholders)* and pay such amounts in accordance with the directions of the Noteholder contained in the Put Option Notice; *provided, however, that* if, prior to the Put Settlement Date, such Definitive Note becomes immediately due and payable or upon due presentation of such Definitive Note payment of such redemption moneys is improperly withheld or refused, the relevant Paying and Conversion Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Definitive Note is held by a Paying and Conversion Agent in

accordance with the preceding sentence, the depositor of the relevant Definitive Note, and not the relevant Paying and Conversion Agent, shall be deemed to be the bearer of such Definitive Note for all purposes. Any Paying and Conversion Agent which receives a Put Option Notice in respect of Notes represented by the Permanent Global Note shall make payment of the relevant redemption moneys and interest accrued to the Put Settlement Date in accordance with the Conditions, Clause 7 *(Payments to Noteholders)* and the terms of the Permanent Global Note.

9.12 **Exercise of Call Option**

If the Issuer intends to redeem the Notes pursuant to Condition 7(c) (*Redemption and Purchase - Redemption at the option of the Issuer*), it shall, at least 14 days before the latest date for publication of the notice of redemption required to be given to Noteholders, give notice to the Principal Paying and Conversion Agent and the Trustee of its intention to redeem the Notes pursuant to this Condition stating the date on which it anticipates such Notes may be redeemed. The Principal Paying and Conversion Agent shall at the expense of the Issuer publish the notice required in connection with such redemption on behalf of the Issuer. Such notice shall specify:

9.12.1 the date when the relevant redemption will take place; and

9.12.2 the last day on which Conversion Rights may be exercised by a Noteholder.

10. **FEES AND EXPENSES**

10.1 **Fees**

The Issuer shall pay to the Principal Paying and Conversion Agent for the account of the Paying and Conversion Agents such fees as have been agreed between the Issuer and the Principal Paying and Conversion Agent in respect of the services of the Paying and Conversion Agents hereunder (plus any applicable value added tax).

10.2 **Front-end expenses**

The Issuer shall on demand reimburse the Principal Paying and Conversion Agent for all expenses properly incurred by it in the negotiation, preparation and execution of this Agreement, and shall on demand reimburse each Paying and Conversion Agent for all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax), other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 10.1 (*Fees*).

10.3 **Taxes**

The Issuer shall pay all stamp, registration and similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement, and the Issuer shall jointly and severally indemnify each Paying and Conversion Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result or

arising out of or in relation to any failure to pay or delay in paying any of the same. All payments by the Issuer under this Clause 10 (*Fees and Expenses*) or Clause 11.4 (*Indemnity in favour of the Paying and Conversion Agents*) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Canada or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the relevant Paying and Conversion Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

11. TERMS OF APPOINTMENT

11.1 Rights and powers

Each Paying and Conversion Agent may, in connection with its services hereunder:

11.1.1 except as ordered by a court of competent jurisdiction or otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof, but subject to sub-clause 7.1.1, treat the holder of any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as its absolute owner for all purposes and make payments thereon accordingly;

11.1.2 assume that the terms of the Temporary Global Note, the Permanent Global Note and each Definitive Note and Coupon as issued are correct;

11.1.3 refer any question relating to the ownership of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon or the adequacy or sufficiency of any evidence supplied in connection with the replacement of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon to the Issuer for determination by the Issuer and rely upon any determination so made;

11.1.4 rely upon the terms of any notice, communication or other document believed by it to be genuine ; and

11.1.5 engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Paying and Conversion Agent shall be protected and shall incur no liability as against the Issuer in respect of any action taken, or permitted to be taken, in accordance with such advice and in good faith).

11.2 Extent of duties

Each Paying and Conversion Agent shall only be obliged to perform the duties set out herein. No Paying and Conversion Agent shall:

11.2.1 be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person other than the Issuer and the Trustee; or

11.2.2 be responsible for or liable in respect of the legality, validity or enforceability of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon or any act or omission of any other person (including, without limitation, any other Paying and Conversion Agent).

11.3 **Freedom to transact**

Each Paying and Conversion Agent may purchase, hold and dispose of Notes and Coupons and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with any holders of Notes or Coupons or with any other person in the same manner as if it had not been appointed as the agent of the Issuer in relation to the Notes.

11.4 **Indemnity in favour of the Paying and Conversion Agents**

The Issuer shall indemnify each Paying and Conversion Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees properly incurred and any applicable value added tax) which it incurs, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 10.1 (*Fees*) and otherwise than by reason of its own gross negligence or wilful misconduct, default, fraud or bad faith, as a result or arising out of or in relation to its acting as the agent of the Issuer in relation to the Notes. This indemnity shall survive the termination or expiry of this Agreement.

11.5 **Consequential loss**

The Agents shall not be liable to the Issuer or any other parties to this Agreement for any consequential loss, (being loss of business, goodwill, opportunity or profit) even if advised to the possibility of such loss or damage, other than arising as a result of the Agents' gross negligence or wilful misconduct, default, fraud or bad faith.

12. **CHANGES IN PAYING AND CONVERSION AGENTS**

12.1 **Resignation**

Any Paying and Conversion Agent may resign its appointment upon not less than 30 days' notice to the Issuer (with a copy to the Trustee and, in the case of a Paying and Conversion Agent other than the Principal Paying and Conversion Agent, to the Principal Paying and Conversion Agent); *provided, however, that*:

12.1.1 if such resignation would otherwise take effect less than 30 days before or after the maturity date or other date for redemption of the Notes or any interest payment date in relation to the Notes, it shall not take effect until the thirtieth day following such date; and

12.1.2 in the case of the Principal Paying and Conversion Agent such resignation shall not take effect until a successor has been duly appointed consistently with Clause 12.4 (*Additional and successor agents*) or Clause 12.5 (*Paying and

Conversion Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

12.2 **Revocation**

The Issuer may (with the prior written approval of the Trustee) revoke its appointment of any Paying and Conversion Agent by not less than 30 days' notice to such Paying and Conversion Agent (with a copy, in the case of a Paying and Conversion Agent other than the Principal Paying and Conversion Agent, to the Principal Paying and Conversion Agent); *provided, however, that*, in the case of the Principal Paying and Conversion Agent such revocation shall not take effect until a successor has been duly appointed consistently with Clause 12.4 (*Additional and successor agents*) or Clause 12.5 (*Paying and Conversion Agents may appoint successors*) and previously approved in writing by the Trustee and notice of such appointment has been given to the Noteholders.

12.3 **Automatic termination**

The appointment of any Paying and Conversion Agent shall terminate forthwith if (a) such Paying and Conversion Agent becomes incapable of acting, (b) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Paying and Conversion Agent, (c) such Paying and Conversion Agent admits in writing its insolvency or inability to pay its debts as they fall due, (d) an administrator or liquidator of such Paying and Conversion Agent or the whole or any part of the undertaking, assets and revenues of such Paying and Conversion Agent is appointed (or application for any such appointment is made), (e) such Paying and Conversion Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (f) an order is made or an effective resolution is passed for the winding-up of such Paying and Conversion Agent or (g) any event occurs which has an analogous effect to any of the foregoing. If the appointment of the Principal Paying and Conversion Agent is terminated in accordance with the preceding sentence, the Issuer shall forthwith appoint a successor in accordance with Clause 12.4 (*Additional and successor agents*).

12.4 **Additional and successor agents**

The Issuer may (with the prior written approval of the Trustee) appoint a successor principal paying and conversion agent and additional or successor paying and conversion agents and shall forthwith give notice of any such appointment to the continuing Paying and Conversion Agents, the Noteholders and the Trustee, whereupon the Issuer, the continuing Paying and Conversion Agents, the Trustee and the additional or successor principal paying and conversion agent or paying and conversion agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form *mutatis mutandis* of this Agreement.

12.5 **Paying and Conversion Agents may appoint successors**

If the Principal Paying and Conversion Agent gives notice of its resignation in accordance with Clause 12.1 (*Resignation*) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 12.4 (*Additional and successor agents*), the Principal Paying and Conversion Agent may itself, following such consultation with the Issuer as is practicable in the circumstances and with the prior written approval of the Trustee, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the remaining Paying and Conversion Agents, the Trustee and the Noteholders, whereupon the Issuer, the remaining Paying and Conversion Agents, the Trustee and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form *mutatis mutandis* of this Agreement.

12.6 **Release**

Upon any resignation or revocation taking effect under Clause 12.1 (*Resignation*) or 12.2 (*Revocation*) or any termination taking effect under Clause 12.3 (*Automatic termination*), the relevant Paying and Conversion Agent shall:

12.6.1 be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 10.3 (*Taxes*), Clause 11 (*Terms of Appointment*) and Clause 12 (*Changes in Paying and Conversion Agents*));

12.6.2 in the case of the Principal Paying and Conversion Agent, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Principal Paying and Conversion Agent, of the records maintained by it in accordance with Clause 9.1 (*Records*); and

12.6.3 forthwith (upon payment to it of any amount due to it in accordance with Clause 10 (*Fees and Expenses*) or Clause 11.4 (*Indemnity in favour of the Paying and Conversion Agents*) transfer all moneys and papers (including any unissued Notes held by it hereunder and any documents held by it pursuant to Clause 9.9 (*Documents available for inspection*)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

12.7 **Merger**

Any legal entity into which any Paying and Conversion Agent or the Trustee is merged or converted or any legal entity resulting from any merger or conversion to which such Paying and Conversion Agent or (as the case may be) the Trustee is a party shall, to the extent permitted by applicable law, be the successor to such Paying and Conversion Agent without any further formality, whereupon the Issuer, the other Paying and Conversion Agents, the Trustee (if applicable) and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form *mutatis mutandis* of this Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer,

the other Paying and Conversion Agents, the Trustee (if applicable) and the Noteholders.

12.8 **Changes in Specified Offices**

If any Paying and Conversion Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer and the Trustee has been obtained), it shall give notice to the Issuer (with a copy to the Trustee and the other Paying and Conversion Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Paying and Conversion Agent is to terminate pursuant to any of the foregoing provisions of this Clause 12 (*Changes in Paying and Conversion Agents*) on or prior to the date of such change) give notice thereof to the Noteholders.

13. **NOTICES**

13.1 **Addresses for notices**

All notices and communications hereunder shall be made in writing (by letter or fax) and shall be sent as follows:

13.1.1 if to the Issuer, to it at:

Taseko Mines Ltd.
Suite 1020
800 West Pender Street
Vancouver V6C 2V6
Canada
Fax: +1 604 684 8092
Attention: Trevor Thomas

13.1.2 if to a Paying and Conversion Agent, to it at the address or fax number specified against its name in Schedule 4 (*Specified Offices of the Paying and Conversion Agents*) (or, in the case of a Paying and Conversion Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department specified therein;

13.1.3 if to the Trustee, to it at:

The Law Debenture Trust Corporation p.l.c.
Fifth Floor
100 Wood Street
London EC2V 7EX
Fax: +44 (0)20 7606 0643
Attention: The Manager, Commercial Trusts

or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

13.2 **Effectiveness**

Every notice or communication sent in accordance with Clause 13.1 (*Addresses for notices*) shall be effective as follows:

13.2.1 if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch; and

13.2.2 if sent by fax it shall be deemed to have been delivered at the time of despatch; and

provided, however, that any such notice or communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.3 **Notices to Noteholders**

Any notice required to be given to Noteholders under this Agreement shall be given in accordance with the Conditions; *provided, however, that*, so long as all the Notes are represented by the Temporary Global Note or the Permanent Global Note, notices to Noteholders shall be given in accordance with the terms of the Temporary Global Note or the Permanent Global Note.

13.4 **Notices in English**

All notices and other communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.

14. **LAW AND JURISDICTION**

14.1 **Governing law**

This Agreement and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

14.2 **English courts**

The courts of England have exclusive jurisdiction to settle any dispute (a "**Dispute**"), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity.

14.3 **Appropriate forum**

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

14.4 **Rights of the Agents and Trustee to take proceedings outside England**

Clause 14.2 (*English courts*) is for the benefit of the Paying and Conversion Agents and Trustee only. As a result, nothing in this Clause 14 (*Law and Jurisdiction*)

prevents the Paying and Conversion Agents or Trustee from taking proceedings relating to a Dispute ("**Proceedings**") in any other courts with jurisdiction. To the extent allowed by law, the Paying and Conversion Agents and Trustee may take concurrent Proceedings in any number of jurisdictions.

14.5 **Process agent**

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited, Fifth Floor, 100 Wood Street, London EC2V 7EX or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of any Paying and Conversion Agent or Trustee addressed to the Issuer and delivered to the Issuer appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Paying and Conversion Agent or Trustee shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer. Nothing in this paragraph shall affect the right of any Paying and Conversion Agent or Trustee to serve process in any other manner permitted by law. This Clause 14 (*Law and Jurisdiction*) applies to Proceedings in England and to Proceedings elsewhere.

15. MODIFICATION

This Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders.

16. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart.

17. RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

FORM OF CONVERSION NOTICE

To: Citibank N.A.

TASEKO MINES LTD.

(incorporated with limited liability under the laws of the Province of British Columbia, Canada under the Business Corporations Act (BC))

U.S.$ 30,000,000

7.125 per cent. Convertible Notes due 2011

CONVERSION NOTICE

(Please read the notes overleaf before completing this Conversion Notice)

Name:.. Date:..

Address:..

Email:.. Fax:..

Signature*:...

Terms used in this Conversion Notice and not otherwise defined have the meanings given to them in the Paying and Conversion Agency Agreement dated 29 August 2006 between the Issuer, the Principal Paying and Conversion Agent, the other paying and conversion agents named therein and the Trustee.

I/We, being the holders of the Note(s)/interest in the Permanent Global Note (please delete as applicable) specified below, hereby elect to convert the principal amount of such Notes as specified below of which I am/we are the holders(s) or in which I/we have an interest (as specified below) for such number of Shares as is calculated by dividing the principal amount of the Notes by the Conversion Price in effect on the Conversion Date in accordance with the Conditions.

1. **Total principal amount and, where applicable, the serial numbers of Notes to which this notice applies:**

Number of Notes: ....

Total principal amount (must be a multiple of U.S.$100,000:...

* Where the Notes in respect of which this Conversion Notice is given are evidenced by the Permanent Global Note, the Conversion Notice need not be signed. In such a case, delivery of the Conversion Notice will constitute confirmation by the beneficial owner of interests in the Notes to be converted that the information and the representations in the Conversion Notice are true and accurate on the date of delivery.

Serial numbers of Notes[†]:: ....

Details of Clearing Systems where Notes are held:
[Euroclear]/[Clearstream, Luxembourg]: ....

Participant ID: ....

2. **I/we hereby request that:**

the certificate(s) for the Shares which are to be delivered as a result of this Conversion Notice be despatched (at my/our risk and, if sent at my/our request otherwise than by ordinary mail, at my/our expense) to the person whose name and address is given below and in the manner specified below:

Name: ....

Address: ....

....

....

Manner of despatch: ....

I/We hereby certify that at the time of execution and deposit of this Conversion Notice, neither I/we nor any person who has the beneficial interest in the Notes specified above is/are in the United States or a U.S. person (within the meaning of Regulation S ("**Regulation S**") under the US Securities Act of 1933) and that I/we, or such person, if applicable, purchased such Notes, or the beneficial interest therein, in a transaction made in accordance with Rule 903 or Rule 904 of Regulation S.[‡]

[†] Not required for Notes evidenced by Permanent Global Note.

[‡] No Shares will be issued to a Noteholder unless the Noteholder satisfies the foregoing conditions.

Notes

(1) This Conversion Notice will be void unless the introductory details and Sections 1 and 2 are duly completed.

(2) Your attention is particularly drawn to Condition 11 (*Conversion*) through to Condition 14 (*Rights Arising on Conversion*) of the Notes with respect to the conditions relating to conversion of the Notes.

(3) This Conversion Notice may be completed by or on behalf of an accountholder of Euroclear or Clearstream, Luxembourg (or any clearing system in which the relevant Note is held at such time) which has an interest in such Note.

(4) The holding of an interest in a Note by an accountholder of Euroclear or Clearstream, Luxembourg or any clearing system in which the relevant Note is held in respect of which Conversion Rights are being exercised will be confirmed by the Principal Paying and Conversion Agent with the relevant clearing system.

The following to be completed by the Paying and Conversion Agent:

(A) Note conversion identification reference:

....

(B) Date of delivery of Conversion Notice to Paying and Conversion Agent:

....

(C) Conversion Date:

....

(D) Aggregate principal amount of Notes deposited for conversion represented by the Permanent Global Note being converted:

....

(E) Conversion Price on Conversion Date:

....

(F) Number of Shares to be delivered:

....

SCHEDULE 2

FORM OF PUT OPTION NOTICE

To: Citibank N.A.

TASEKO MINES LTD.

(incorporated with limited liability under the laws of the Province of British Columbia, Canada under the Business Corporations Act (BC))

U.S.$ 30,000,000

7.125 per cent. Convertible Notes due 2011

PUT OPTION NOTICE

OPTION 1 (DEFINITIVE NOTES) - *[complete/delete as applicable*]

By depositing this duly completed Notice with the above Paying and Conversion Agent for the above Notes (the "**Notes**") in accordance with Condition 7(b) (*Redemption and Purchase - Redemption at the option of Noteholders*), the undersigned holder of the Notes specified below and deposited with this Put Option Notice exercises its option to have such Notes redeemed in accordance with Condition 7(b) (*Redemption and Purchase - Redemption at the option of Noteholders*) on 29 August 2009.

This Notice relates to the Note(s) bearing the following certificate numbers and in the following denominations:

Certificate Number	**Denomination**
....	....
....	....
....	....

OPTION 2 (PERMANENT GLOBAL NOTE) - *[complete/delete as applicable*]

By depositing this duly completed Notice with the above Paying and Conversion Agent for the above Notes (the "**Notes**") in accordance with Condition 7(b) (*Redemption and Purchase - Redemption at the option of Noteholders*) and the terms of the Permanent Global Note issued in respect of the Notes, the undersigned holder of the Permanent Global Note exercises its option to have U.S.$[*amount*] of the Notes redeemed accordance with Condition 7(b) (*Redemption and Purchase - Redemption at the option of Noteholders*) on 29 August 2009.

Payment should be made by:

- [U.S. dollars cheque drawn on a bank in New York City and in favour of [*name of payee*] and mailed at the payee's risk by uninsured airmail post to [*name of addressee*] at [*addressee's address*].]

OR

- [transfer to [*details of the relevant account maintained by the payee*] with [*name and address of the relevant bank*].]

All notices and communications relating to this Put Option Notice should be sent to the address specified below.

Name of holder: ....

Contact details: ....

....

....

Signature of holder: ....

Date: ....

[*To be completed by Paying and Conversion Agent:*]

Received by: ....

[*Signature and stamp of Paying and Conversion Agent:*]

At its office at . ...

....

On: ....

THIS NOTICE WILL NOT BE VALID UNLESS ALL OF THE PARAGRAPHS REQUIRING COMPLETION HAVE BEEN DULY COMPLETED.

SCHEDULE 3

FORM OF PUT OPTION RECEIPT

TASEKO MINES LTD.

(incorporated with limited liability under the laws of the Province of British Columbia, Canada under the Business Corporations Act (BC))

U.S.$ 30,000,000

7.125 per cent. Convertible Notes due 2011

PUT OPTION RECEIPT

We hereby acknowledge receipt of a Put Option Notice relating to the Note(s) having the certificate number(s) [and denomination(s)] set out below. We will hold such Note(s) in accordance with the terms of the Terms and Conditions of the Notes and the Paying and Conversion Agency Agreement dated 29 August 2006 relating thereto.

In the event that, pursuant to such Terms and Conditions and the Paying and Conversion Agency Agreement, the depositor of such Note(s) becomes entitled to their return, we will return such Definitive Note(s) to the depositor against presentation and surrender of this Put Option Receipt.

Certificate Number	**Denomination**
....	....
....	....
....	....

Dated: [*date*]

Citibank N.A.

By: ....

duly authorised

SCHEDULE 4

SPECIFIED OFFICES OF THE PAYING AND CONVERSION AGENTS

The Principal Paying and Conversion Agent:

Address:	Citibank N.A. 21st Floor Citigroup Centre Canada Square Canary Wharf London E14 5LB
Fax:	+44 (0) 207 508 3878
Attention:	Bond and Conversion Desk

SIGNATURES

The Issuer

TASEKO MINES LTD.

By:

Name: Name:
Title: Title:

The Principal Paying and Conversion Agent

CITIBANK N.A.

By:

Name: Marne Lidster ~~Name:~~
Title: Vice President ~~Title:~~

The Trustee

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

By:

Name: JULIAN MASON-JEBB ~~Name:~~
Title: DIRECTOR ~~Title:~~